UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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LANDEC CORPORATION

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 1, 2022

TO THE STOCKHOLDERS OF LANDEC CORPORATION:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Landec Corporation, a Delaware Corporation (the “Company”), will be held on Tuesday, November 1, 2022, at 8:30 a.m. (Pacific Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LNDC2022, where you will be able to listen to the meeting live, submit questions, and vote online for the following purposes:

(1)To elect the following three directors to serve for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election and until their successors are duly elected and qualified:

Katrina L. Houde	Nelson Obus	Jeffrey L. Edwards

(2)To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 28, 2023;

(3)To approve a non-binding advisory proposal on the executive compensation of the Company’s named executive officers, as described in the Proxy Statement accompanying this notice;

(4)To approve a proposed amendment of the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock that can be issued thereunder by 759,797 shares; and

(5)To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record of our common stock at the close of business on September 12, 2022, are entitled to notice of and to vote at the Annual Meeting and any postponement(s) or adjournment(s) thereof.
All stockholders are cordially invited to attend the meeting via live webcast. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John D. Morberg JOHN D. MORBERG Secretary
Santa Maria, California
September 19, 2022

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF A QUORUM IS NOT REACHED, THE COMPANY MAY HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LANDEC CORPORATION

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 1, 2022
_________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General
The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Landec Corporation, a Delaware corporation (“Landec,” the “Company”, “we” or “us”), for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Tuesday, November 1, 2022, at 8:30 a.m. (Pacific Time), or at any postponement(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LNDC2022, where you will be able to listen to the meeting live, submit questions, and vote online.
The Company’s principal executive offices are located at 2811 Airpark Drive, Santa Maria, California 93455. The Company’s telephone number at that location is (650) 306-1650.
Solicitation
These proxy solicitation materials are to be mailed on or about September 26, 2022 to all stockholders entitled to vote at the Annual Meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on November 1, 2022.

This Proxy Statement and the Company’s Annual Report to Stockholders are available at
http://landec.com/proxy

You may also find a copy of this Proxy Statement and our Annual Report (with exhibits) on the Securities and Exchange Commission's website at http://www.sec.gov. We will, upon written request and without charge, send you additional copies of our Annual Report (without exhibits) and this Proxy Statement. To request additional copies, please send your request by mail to Landec Corporation, Attn: Secretary, 2811 Airpark Drive, Santa Maria, CA 93455 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Morberg and payment of the Company’s reasonable expenses in furnishing such exhibits.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.

Record Date; Quorum

Only holders of record of our Common Stock at the close of business on September 12, 2022 will be entitled to vote at the Annual Meeting. At the close of business on September 12, 2022, we had 29,595,554 shares of Common Stock outstanding and entitled to vote.

The holders of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of September 12, 2022, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in “street name” through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

If a broker indicates on the enclosed proxy or its substitute that it has not received voting instructions with respect to shares held in street name with such broker and either (i) does not have discretionary authority as to certain shares to vote on a particular matter or (ii) has discretionary voting authority but nevertheless refrained from voting on the matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter.

Proposal No. 1 - Election of Directors: Each director is elected by a majority of the votes cast with respect to such director. Any votes “withheld” for a particular director are effectively votes against that director. Shares present and not cast, whether by abstention, broker non-votes or otherwise, will have no effect on the approval of this vote.

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm: This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the Company’s shares of common stock cast with respect to this proposal. Shares present and not cast, whether by abstention, broker non-votes or otherwise, will have no effect on the approval of this proposal.

Proposal No. 3 - Advisory (Non-binding) Vote on Executive Compensation: This advisory proposal will be approved if an affirmative vote of the holders of shares representing a majority of the Company’s shares of common stock cast with respect to this proposal. Shares present and not cast, whether by abstention, broker non-votes or otherwise, will have no effect on the approval of this proposal.

Proposal No. 4 - Amendment to the 2019 Stock Incentive Plan: The Amendment must be approved by an affirmative vote of the holders of shares representing a majority of the Company’s shares of common stock cast with respect to this proposal. Shares present and not cast, whether by abstention, broker non-votes or otherwise, will have no effect on the approval of this proposal.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of all of the director nominees proposed by the Board of Directors; FOR the ratification of the appointment of

Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 28, 2023; FOR the advisory vote on executive compensation; and as the proxy holders deem advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked. Broker non-votes will not be considered as voting with respect to any of these matters.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:
(1)vote via the virtual meeting website - any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNDC2022, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 8:30 a.m. (Pacific Time) on Tuesday, November 1, 2022. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;
(2)vote via telephone or Internet - in order to do so, please follow the instructions shown on your proxy card; or
(3)vote by mail - complete, sign, and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on October 31, 2022. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from all nominees or any nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
(1)delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;
(2)signing and delivering a proxy bearing a later date;
(3)voting again by telephone or Internet; or
(4)attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting

Deadline for Receipt of Stockholder Proposals for the Company’s Annual Meeting of Stockholders in 2023

Stockholder Proposals for Inclusion in 2023 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company proxy statement and for consideration at our next annual meeting of stockholders (the “2023 Annual Meeting”). To be eligible for inclusion in the Company’s proxy statement for the 2023 Annual Meeting (the “2023 Annual Meeting Proxy Statement”), a stockholder’s proposal must be received by the Company no later than April 28, 2023 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholder Proposals for 2023 Annual Meeting

Pursuant to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, only such business (including the nominations of directors) shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before the 2023 Annual Meeting (including any director nominees), in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received by our Secretary of the Company no later than April 28, 2023 (120 days before the one-year anniversary of the date the Company first mailed this Proxy Statement); provided, however, that if the date of the 2023 Annual Meeting is more than 30 days from such anniversary date, the notice must be received by the Secretary of the Company not later than the later of the 120th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of such annual meeting was first made. In addition, any notice to our Corporate Secretary must include as to each matter that the stockholder proposes to bring before the meeting, including any director nominees, such information required by the Company’s Amended and Restated Bylaws.

While the Company’s Board of Directors will consider proper stockholder proposals that are properly brought before any annual meeting, the Company reserves the right to omit from the 2023 Annual Meeting Proxy Statement any stockholder proposals that the Company is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

In addition to satisfying the requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 20, 2023 (60 days prior to the one-year anniversary of the 2022 Annual Meeting).

The Company intends to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2023 Annual Meeting of Shareholders.

Notices to the Company’s Secretary should be send to the following address: Landec Corporation, Attn: Secretary, 2811 Airpark Drive, Santa Maria, CA 93455.

Householding of Proxy Materials
Some companies, brokers, banks, and other nominee record holders participate in a practice commonly known as “householding,” where a single copy of our Proxy Statement and Annual Report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Secretary at the address listed above or call us at (650) 306-1650. If you are receiving multiple copies of our Proxy Statement and Annual Report at your household and wish to receive only one, please notify your bank, broker, or other nominee record holder, or contact our Chief Financial Officer at the address listed above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Nominees

The Company’s Bylaws currently provide for no fewer than six (6) and no more than twelve (12) directors. The Company’s Certificate of Incorporation provides for the classification of the Board of Directors into two classes serving staggered terms. Each Class 1 and Class 2 director is elected for a two-year term, with the Class 1 directors elected in even numbered calendar years (e.g., 2022) and the Class 2 directors elected in odd numbered calendar years (e.g., 2023).

On August 10, 2022, Albert D. Bolles, PhD resigned from the Board of Directors. In addition, (i) Andrew Powell and Catherine A. Sohn, Pharm D. have elected not to stand for re-election at the Annual Meeting, and (ii) Deborah Carosella and Tonia Pankopf informed the Company as their intent to resign from the Board of Directors effective as of the Annual Meeting (collectively, the “Resignations”). The Board has reduced the number of authorized directors from eleven (11) directors to seven (7) directors, with such reductions effective at the Annual Meeting upon the Resignations.

Based on the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated the following three persons to be elected as Class 1 directors at the Annual Meeting:

Katrina L. Houde, Nelson Obus, and Jeffrey L. Edwards have been re-nominated to serve as Class 1 directors,

in each case, to serve for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election (the “2024 Annual Meeting”) and until their successors are duly elected and qualified.

The persons nominated to serve as Class 1 directors, if elected, shall serve until the 2024 Annual Meeting and until their successors are duly elected and qualified. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies to be voted in favor of such nominee will instead be voted for any nominee designated by the present Board of Directors to fill such vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed above as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. In addition, the Board of Directors has determined that each of the director nominees, is “independent” for purposes of the NASDAQ Stock Market, LLC (“NASDAQ”) rules.

Class 1 Directors

Name of Director	Age	Principal Occupation	Director Since
Katrina L. Houde	64	Director	2019
Nelson Obus	75	Director	2018
Jeffrey L. Edwards	62	Director	2020

Except as set forth below, each of the Class 1 directors has been engaged in the principal occupation set forth next to his or her name above during the past five years. There is no family relationship between any director and executive officer of the Company.

Katrina L. Houde has served as a member of the Board of Directors since August 5, 2019. Ms. Houde is currently serving as an independent advisor to select food companies. Ms. Houde has served on the Board of Directors at SunOpta, Inc. (NASDAQ:STKL) since January 2000, where she also served as Chair of the Compensation Committee and as a member of the Audit Committee until November 2016. Ms. Houde served as Interim CEO for SunOpta, Inc. on two occasions, from October 2016 until March 2017 and again from January to February of 2019, and was instrumental in leading a major operational turnaround. Before and between her roles as Interim CEO of SunOpta, Inc., Ms. Houde had various consulting engagements in the food industry. Prior to becoming a food industry consultant, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp., from January 1999 to March 2000 and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a member of the Board of Directors of a number of private and charitable organizations. Ms. Houde holds an Honours Bachelor of Commerce degree from the University of Windsor.

“We believe that Ms. Houde’s extensive experience in senior management and corporate strategy roles, as well as her service on other boards of directors, provides the Board of Directors with significant insight with regards to operational and governance matters.”

Nelson Obus has served as a member of the Board of Directors since October 2018. Mr. Obus is Managing Member of Wynnefield Capital Management, LLC and a General Partner at Wynnefield Capital, Inc. and his prior associations include positions with Schaffer Capital Management and Lazard Freres. Mr. Obus presently serves on the Board of Directors of Williams Industrial Services Group, Inc. (OTCMKTS:WLMS) (formerly Global Power Equipment Group Inc.), where he also serves as a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Obus is also a director of MK Acquisition LLC and previously served on the Board of Directors of Layne Christensen Company, Breeze-Eastern Corporation and Underground Solutions Inc. Mr. Obus holds a Bachelor of Arts degree from New York University and a Master of Arts in political science from Brandeis University.

Mr. Obus’ extensive financial experience with technology and small- to middle-market companies provides the Board of Directors with valuable insights of an experienced investment manager.

Jeffrey L. Edwards has served as a member of the Board of Directors since October 2020. Mr. Edwards retired from Allergan, Inc., a multi-specialty health care company, in February 2015 after nearly 22 years at Allergan. Mr. Edwards served as Executive Vice President, Finance and Business Development, Chief Financial Officer of Allergan, Inc. from September 2005 to August 2014. From 2003 to 2005, Mr. Edwards served as Allergan’s Corporate Vice President, Corporate Development and previously served as Senior Vice President, Treasury, Tax and Investor Relations. Prior to joining Allergan, Mr. Edwards was with Banque Paribas and Security Pacific National Bank, where he held various senior-level positions in the credit and business development functions. Mr. Edwards currently serves on the Board of Directors and as Audit Committee chairman of FibroGen, Inc, a publicly traded biopharmaceutical company, Clearside Biomedical Inc., a publicly traded pharmaceutical company, where he is a member of the Audit Committee and the Nominating and Corporate Governance Committee, Bio-Rad Laboratories, Inc., a publicly traded life sciences research and clinical diagnostics products company where he serves as the Compensation Committee chairman and as a member of the Audit Committee and the Compliance Committee.

Mr. Edwards has over 30 years of public company experience. We believe that Mr. Edwards’ deep financial, capital allocation, and business development experience give him the qualifications and skills to serve as a director.

Class 2 Directors

Name of Director	Age	Principal Occupation	Director Since
James G. Hall	59	Chief Executive Officer and Director	2022
Joshua E. Schechter	49	Director	2020
Craig Barbarosh	55	Director, Chairperson of the Board	2019
Raymond Diradoorian	64	Director	2022

Except as set forth below, each of the Class 2 directors has been engaged in the principal occupation set forth next to his or her name above during the past five years. There is no family relationship between any director and any executive officer of the Company.

James G. Hall has been the Chief Executive Officer of the Company and a member of the Board of Directors of the Company since August 10, 2022. Prior to those roles, Mr. Hall served as Vice President of the Company and President of Lifecore since June 2017. At Lifecore, Mr. Hall served as Vice President and General Manager from July 2013 to June 2017; Vice President of Operations from 2006 to 2013; Director of Manufacturing Operations and Engineering from 2001 to 2006; and the Manager of Engineering and Operations from 1999 to 2001. From 1995 until joining Lifecore in 1999, Mr. Hall was Manager of Pre-Clinical and Clinical supply for Protein Design Labs, a biotechnology company focusing on humanizing monoclonal antibodies. Prior to joining Protein Design Labs in 1995, Mr. Hall held various engineering positions within Lifecore beginning in 1989. Mr. Hall has over 33 years of pharmaceutical and combination product manufacturing and development experience.

Mr. Hall’s service as a preeminent leader in the CDMO business and his extensive knowledge of the Company and its operations provides the Board of Directors with valuable areas of expertise in new product development, innovation, quality, and supply chain with respect to the Company.

Joshua E. Schechter has served as a member of the Board of Directors since October 2020. He is a private investor and public company director. Mr. Schechter has served as a member of the Board of Directors of Bed Bath & Beyond (NASDAQ:BBBY) since May 2019 and is Chairman of its Audit Committee. He has also served as a director of Viad Corp (NYSE:VVI), an S&P SmallCap 600 international experiential services company, since April 2015 and is chairman of the Governance and Nominating Committee and a member of the Audit Committee. He serves as Chairman of the Board of Directors of Support.com, Inc. (NASDAQ:SPRT), a leading provider of cloud-based software and services, since June 2016. From April 2018 to January 2020 he served as Chairman of the Board of Directors of SunWorks, Inc. (NASDAQ:SUNW), a premier provider of high-performance solar power solutions. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately - owned hedge fund sponsor, and from 2008 to June 2013, served as Co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter earned a Masters of Public Administration in Professional Accounting and a Bachelor of Business Administration from The University of Texas at Austin.

Mr. Schechter’s experience in corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries, together with his managerial and public company board experience, provides valuable insight to the Board of Directors.

Craig A. Barbarosh has been a director of the company since October, 2019 and has served as the chairperson of our board since October 2020. Mr. Barbarosh is also a director of Nextgen Healthcare, Inc. (NASDAQ:NXGN), where he previously served as the Vice Chairman of the Board, and currently serves as the Chair of the Compensation Committee and member of the Nominating and Governance Committee, Sabra Health Care REIT, Inc. (NASDAQ:SBRA) where he is the Chair of the Audit Committee and a member of the Compensation Committee and Evolent Health (NYSE:EVH) where he is a member of the Compensation Committee and co-chair of the Strategy Committee. Mr. Barbarosh previously served on the boards of Aratana Therapeutics, Inc. (NASDAQ:PETX), where he was a member of the Compensation Committee and Chair of the Strategic Review Committee, BioPharmX, Inc., (NYSE:BPMX), where he was the Chair of the Nominating and Governance Committee and a member of the Audit and Compensation Committees, and Bazaarvoice, Inc. (NYSE:BPMX), where he was a member of the Compensation Committee. Mr. Barbarosh also served as the independent board observer for Payless Holdings, LLC and as an independent director for Ruby Tuesday, Inc., Easterday Farms, Inc. and Hytera Communications, Inc. during their respective Chapter 11 proceedings. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. Previously, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP.

Mr. Barbarosh is a nationally recognized restructuring expert who, during the three decades of his legal career, has represented lenders, indenture trustees and bondholders and other investors and their agents in some of the largest corporate restructuring cases in the country. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s Managing Board, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh completed a seven-year term on the firm’s Board of Directors including a four-year term on the firm’s twelve-person Executive Committee which oversees the business operations of the firm. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007), Financial Analysis for Business Evaluation (2010) and Effective Corporate Boards (2015), from the University of Pennsylvania Wharton School program on Corporate Valuation (2019), and from the Carnegie Mellon University program in Cybersecurity Oversight (2019). Mr. Barbarosh is also a frequent speaker and author on restructuring and governance issues and has published several articles addressing business, governance, and legal topics.

Our Board has concluded that Mr. Barbarosh, a practicing attorney specializing in the area of financial and operational restructuring and related transactions, should serve on our Board because he provides experienced guidance on transactions, securities offerings, compliance, governance, executive compensation, shareholder relationships, leadership coaching and development, and dispute resolution, and because of his extensive background serving in various leadership roles.

Raymond Diradoorian has served as a director since January 2022. Mr.Diradoorian is a seasoned operations executive with over 40 years of experience in the pharmaceutical and medical device industries. Mr. Diradoorian retired from Allergan Inc. in 2015, which he joined in 1983. Mr. Diradoorian held numerous positions and served as Executive Vice President of Global Technical Operations from 2006 to 2015. Most recently, Mr. Diradoorian served as an independent industry consultant, working with a number of public and privately held companies as well private equity firms in the pharmaceutical and medical device industries. Mr. Diradoorian holds a Bachelor of Sciences degree in Biological Sciences from the University of California at Irvine and a Masters of Science Degree in Technology Management from Pepperdine University.

Mr. Diadoorian’s extensive experience in the pharmaceutical and medical device industries, as well as his experiences corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries provides valuable insight to the Board of Directors.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE CLASS 1 DIRECTOR NOMINEES SET FORTH ABOVE TO SERVE FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending May 28, 2023, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such appointment, the Audit Committee may reconsider its selection. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ending May 25, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed to the Company for professional services rendered by Ernst & Young LLP for the fiscal years ended May 29, 2022 and May 30, 2021.

Fee Category	Fiscal Year 2022	Fiscal Year 2021
Audit Fees	$2,300,000	$2,452,200
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,300,000	$2,452,200

Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consultations on matters addressed during the current audit or interim reviews.

Audit Committee Pre-Approval Policies

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.

Required Vote

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of shares representing a majority of the Company’s shares of common stock cast with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 28, 2023.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis within the Executive Compensation and Related Information section of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Board of Directors and the Compensation Committee of the Board of Directors (the "Compensation Committee") made in fiscal year 2022 with respect to the compensation of our named executive officers. As required by Section 14A of the Exchange Act, we are providing stockholders with a non-binding, advisory vote on the compensation of our named executive officers as described in this proxy statement. The Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the fiscal 2022 compensation paid to Landec Corporation's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in Landec Corporation's proxy statement for the 2022 annual meeting of stockholders, is hereby APPROVED on an advisory basis.”

We urge stockholders to read the Compensation Discussion and Analysis within the Executive Compensation and Related Information section of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables directly following the Compensation Discussion and Analysis, which provide detailed information on the Company’s compensation policies and practices.

As we describe in the Compensation Discussion and Analysis, our executive compensation program is designed to attract, reward and retain talented officers and embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our stockholders. Specifically, executive compensation is allocated among base salaries and short- and long-term incentive compensation. The base salaries are fixed in order to provide the executives with a stable cash income, which allows them to focus on the Company’s strategies and objectives as a whole, while the short- and long-term incentive compensation are designed to both reward the named executive officers based on the Company’s overall performance and align the named executive officers’ interests with those of our stockholders. Our annual cash incentive award program is intended to encourage our named executive officers to focus on specific short-term goals important to our success. Our executive officers’ annual cash incentive awards are determined based on objective performance criteria. The Company’s current practice with respect to long-term incentive compensation is to grant our named executive officers primarily stock options, but occasionally time-vesting and/or performance-based restricted stock units as well. This mixture is designed to provide a balance between the goals of increasing the price of our Common Stock and aligning the interests of our executive officers with those of our stockholders (as stock options only have value if our stock price increases after the option is granted) and encouraging retention of our executive officers. Because grants are generally subject to vesting schedules, they help ensure that executives always have significant value tied to long-term stock price performance.

For these reasons, the Board of Directors is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

At our 2017 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, the Company has determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2023 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE 2019 STOCK INCENTIVE PLAN

On September 18, 2022, our Board adopted an amendment (the “Amendment”) to the Landec Corporation 2019 Stock Incentive Plan (the “Plan”), which makes the following material changes to the Plan (as amended by the Amendment, the “Amended Plan”): (1) increases the aggregate number of shares of Common Stock available under the Plan by 759,797 shares to a total of 2,759,797 shares, (2) increases the number of shares which may be granted as incentive stock options under the Amended Plan by 759,797 shares to a total of 2,759,797 shares and (3) increases the limit on the total aggregate dollar value of equity-based awards granted under the Amended Plan for any non-employee director during any fiscal year from $120,000 to $350,000. The Amendment also makes non-material clarifications to the Plan’s minimum vesting, repricing and share recycling provisions. If the Amendment is approved by our stockholders, the Amendment will become effective on the date of this Annual Meeting.

To the extent we grant any awards under the Plan between August 19, 2022 and the effective date of the Amended Plan, the available share reserve under the Amended Plan (if the Amendment is approved) will be reduced from 1,255,000 shares (i.e., the remaining available reserve as of August 19, 2022 plus 759,797 shares) by the number of shares that we grant under the Plan, if any, during such period; however, we do not currently expect to grant awards under the Plan prior to the effective date of the Amended Plan.

A copy of the Amendment is attached as Appendix B to this Proxy Statement.

Stockholder Approval

This Proposal 4 is seeking approval of the Amendment. In general, stockholder approval of the Amendment is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our Common Stock are traded, and to grant stock options that qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

If stockholders do not approve this Proposal 4, the proposed additional shares will not become available for issuance under the Plan, and the number of shares which may be issued as incentive stock options under the Plan will remain 2,000,000.

Proposed Share Reserve Increase

We are asking our stockholders to approve the Amendment because we believe the availability of an adequate reserve of shares under the Amended Plan is important to our continued growth and success. The purpose of the Amended Plan is to provide a flexible framework that will permit the Board to develop and implement a variety of stock-based programs based on changing needs of the Company and its competitive market. We believe it is in the best interest of our stockholders for officers, employees, consultants and members of the Board to own stock in the Company and that such ownership will enhance our ability to attract highly qualified personnel, to strengthen our retention capabilities, to enhance our long-term performance and that of our subsidiaries, and to give participants an opportunity to share in the success of the Company and its subsidiaries. If the Amendment is not approved, we believe our recruitment and retention capabilities will be adversely affected.

Background of Reasons for and the Determination of Shares Under the Amendment

In determining to approve the Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for our employees, directors and consultants. The Board reviewed the recommendations of the Compensation Committee, which were based on an analysis prepared by and recommendations of Frederic W. Cook & Co (“FW Cook”), our independent outside compensation consultant, in determining the share reserve increase.

In particular, our Board considered the following:

•The shares to be reserved for issuance under the Amended Plan represents an increase of 759,797 shares from the aggregate number of shares reserved for issuance under the Plan, which represents 2.6% of our outstanding Common Stock as of August 19, 2022 (29,549,540 shares).

•The remaining reserve for future awards under the Plan as of August 19, 2022 was 495,203 shares (assuming outstanding performance awards are earned based on the achievement of “target” performance goals, and disregarding any shares that are represented by awards under the Company’s 2013 Stock Incentive Plan or 2009 Stock Incentive Plan that are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares after such date, which will become available for grant under the Plan). This represents 1.7% of our outstanding Common Stock as of such date. If approved, the new shares being requested under the Amendment, together with the remaining reserve (which equals an aggregate of 1,255,000 shares), will have a total potential dilution of 4.3%.

•As of August 19, 2022, a total of 2,595,985 stock options, 390,331 restricted stock units (RSUs), and 66,000 performance-based restricted stock units (PSUs) (at “target”) were outstanding under all equity plans. As of August 19, 2022, the average weighted per share exercise price of all outstanding stock options was $10.96 and the weighted average remaining contractual term was 5.23 years.

•At the end of fiscal years 2020, 2021, and 2022, our total overhang rate attributable to the number of shares subject to outstanding equity awards (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year), was approximately 14.4%, 13.7%, and 12.5%, respectively.
•If approved, the issuance of the new shares to be reserved under the Amended Plan would increase the overhang by approximately 2.2% of our outstanding Common Stock (determined as of August 19, 2022), and total overhang (including outstanding awards under all equity plans and shares available for future grants under the Amended Plan) (determined as of August 19, 2022) would be approximately 12.7%.

Other factors that stockholders may consider in evaluating the proposal to approve the Amendment include:

•In fiscal years 2022, 2021, and 2020, equity awards representing a total of 908,858, 870,825 and 731,527 shares (and with respect to fiscal year 2021, assuming PSU awards granted based on the achievement of “target” performance goals), respectively, were granted under the Plan.
•Our three-year average adjusted burn rate was approximately 3.38% as shown in the following table.

	FY 2020	FY 2021	FY 2022	Three Year Average
Stock Options Granted	435,000	682,600	803,000	640,200
RSUs Granted	296,527	122,225	105,858	174,870
PSUs Granted (at "target")	—	66,000	—	22,000
PSUs Vested	—	—	—	—
Total Awards Granted (1)	731,527	804,825	908,858	815,070
Weighted Average Shares Outstanding - Basic	29,162,000	29,294,000	29,466,000	29,307,333
Gross Burn Rate (2)	2.51%	2.97%	3.08%	2.85%
Adjusted Burn Rate (3)	3.53%	3.16%	3.44%	3.38%
(1) Reflects the aggregate amount of (A) stock options and RSUs granted and (B) PSUs vested in the applicable year.

(2) Gross burn rate is calculated as (A) the total number of equity awards granted during the applicable year (with performance awards counted at “target” levels), divided (B) by the weighted average shares of Common Stock outstanding for the applicable year.

(3) Adjusted burn rate is calculated in accordance with the methodology employed by certain proxy advisory firms (which calculates burn rate as (A) the total number of equity awards granted during the applicable year (with performance awards counted based upon the number of shares earned during such year), and with each “full value award” multiplied by the full value award multiplier of 2:1 based on the Company’s annual stock price volatility (consistent with the methodology employed by certain proxy advisory firms), divided by (B) the weighted average shares of Common Stock outstanding for the applicable year).

•If the Amendment is approved, we estimate that the proposed aggregate share reserve under the Amended Plan would be sufficient for approximately one to two years of awards, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and projections and noting that future circumstances may require us to change our equity grant practices. If we exhaust current share reserves under the Plan without approval of the Amendment, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

Our employees are our most valuable assets. We strive to provide them with compensation packages that are competitive, but that also incentivize personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders. To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of equity awards, the value of which depends on our Company’s financial performance. Our goal is for long-term equity awards to continue to represent a significant portion of our employees’ total compensation.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

As of August 19, 2022, the closing price of a share of our Common Stock as reported on the NASDAQ was $11.05.

Summary of the Amended Plan

The following sets forth a description of the material features and terms of the Amended Plan. The following summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to the proxy statement on Schedule 14A that we filed with the SEC on August 21, 2019 and the Amendment to the Landec Corporation 2019 Stock Incentive Plan, which is attached as Appendix B to this Proxy Statement.

Share Reserve

Subject to adjustment as provided for below, the aggregate number of shares that may be issued under the Amended Plan would be increased from 2,000,000 shares to 2,759,797 shares if the Amendment is approved by stockholders. As of August 19, 2022, 495,203 shares remained available for future grants under the Plan.

As noted above, to the extent we grant any awards under the Plan between August 19, 2022 and the effective date of the Amended Plan, the available share reserve under the Amended Plan (if the Amendment is approved) will be reduced from 1,255,000 shares (i.e., the remaining available reserve as of August 19, 2022 plus 759,797 shares) by the number of shares that we grant under the Plan, if any, during such period; however, we do not currently expect to grant awards under the Plan prior to the effective date of the Amended Plan.

Additionally, any shares that are represented by awards under the Company’s 2013 Stock Incentive Plan or 2009 Stock Incentive Plan (the “Prior Plans”) that are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares may again become available for issuance under the Amended Plan.

Share Counting Rules

If awards under the Amended Plan expire, are forfeited or terminate before being exercised or becoming vested, or are paid out in cash rather than shares, then the shares underlying those awards will again become available under the Amended Plan. Shares that are used by a participant to pay withholding taxes or as payment for the exercise price or purchase price of an award granted under the Amended Plan, or an award granted under the Prior Plans, shall, in each case, cease to be available under the Amended Plan. Shares that have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of stock options shall not be available for issuance under the Amended Plan. Stock appreciation rights that are settled in shares will be counted in full against the number of shares available for issuance under the Amended Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights. Any dividend equivalents distributed as shares under the Amended Plan will cease to be available under the Amended Plan.

In the event of a subdivision of the outstanding shares, a declaration of a dividend payable in shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence that constitutes an equity restructuring, the Compensation Committee will, in its discretion, make appropriate adjustments to the number of shares and kind of shares or securities issuable under the Amended Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights. Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction will not reduce the number of shares available for issuance under the Amended Plan (but will reduce the number of shares available for issuance as incentive stock options).

Administration

The Compensation Committee will administer the Amended Plan and has complete discretion, subject to the provisions of the Amended Plan, to select the participants who are to receive awards under the Amended Plan; to authorize the grant of stock options, stock grants, stock units and stock appreciation rights awards under the Amended Plan and determine the number, vesting requirements and features and conditions of such awards; to correct any defect, supply any omission, or reconcile any inconsistency in the Amended Plan or award agreement; to accelerate the vesting or extend the post-termination exercise term of awards; to interpret the Amended Plan; to make all decisions relating to the operation of the Amended Plan; and to adopt plans or subplans to provide for participation by employees of the Company and its subsidiaries and affiliates who reside outside of the United States. The Compensation Committee may delegate the power to grant awards to one or more officers of the Company to the extent permitted by applicable law and may delegate ministerial tasks to employees or other persons as it deems appropriate.

Eligibility and Types of Awards Under the Amended Plan

The Amended Plan permits the granting of stock options, stock appreciation rights, stock units (including RSUs) and stock grants. Employees (including executive officers and employee directors) and consultants of the Company, any parent, subsidiary or affiliate of the Company, and non-employee directors of the Company will be eligible to participate in the Amended Plan. As of August 19, 2022, approximately 446 employees (including employee directors and executive officers), 10 non-employee directors, and 26 consultants would have been eligible to participate in the Amended Plan.

Options

The Compensation Committee may grant non-statutory stock options or incentive stock options (which may be entitled to favorable tax treatment) under the Amended Plan. The number of shares covered by each stock option granted to a participant will be determined by the Compensation Committee.

The stock option exercise price must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total combined voting power of the Company, its parent or any of its subsidiaries). Each stock option award will be subject to the minimum vesting requirement set forth in the Amended Plan, as described further below, and each stock option award will be evidenced by a stock option agreement which will specify the date when all or any installment of the award is to become exercisable. The stock option agreement shall also specify the term of the option. A stock option agreement may provide for accelerated vesting in the event of the participant’s death, disability, or other events. Notwithstanding any other provision of the Amended Plan, the Compensation Committee may not, without the approval of the stockholders of the Company, (i) reduce the exercise price per share of outstanding options or (ii) cancel outstanding options in exchange for cash, other awards or options with an exercise price per share that is less than the exercise price per share of the original options. The exercise price of stock options must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made in cash or, if specified in the stock option agreement, by cashless exercise, by surrendering or attesting to previously acquired shares, or by any other legal consideration approved by the Compensation Committee.

Unless otherwise provided by the Compensation Committee, unvested stock options will generally expire upon termination of the participant’s service and vested stock options will generally expire six months following such termination. The term of a stock option shall not exceed seven years from the date of grant (five years for incentive stock options granted to stockholders who own more than 10% of the total combined voting power of the Company, its parent or any of its subsidiaries).

Stock Grants

The Compensation Committee may grant awards of shares under the Amended Plan. Participants may or may not be required to pay cash consideration to the Company at the time of grant of such shares. The number of shares associated with each stock grant will be determined by the Compensation Committee, and each grant shall be subject to vesting conditions established by the Compensation Committee. Shares that are subject to such conditions are “restricted,” i.e. subject to forfeiture if the performance goals and/or other conditions are not satisfied. When the restricted stock award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. A stock grant agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. A holder of a stock grant under the Amended Plan will have the same voting, dividend and other rights as the Company’s other stockholders; provided, however, that no dividends payable will be paid until the holder’s interest in the stock grant becomes vested, and further, the holder may be required to invest any cash dividends received in additional shares.

Stock Units

The Compensation Committee may award stock units, including RSUs, under the Amended Plan. Participants are not required to pay any consideration to the Company at the time of grant of a stock unit. The number of shares covered by each stock unit award will be determined by the Compensation Committee. A stock unit is a bookkeeping entry that represents a share. A holder of stock units will have no voting rights, but may have a right to dividend equivalents, subject to applicable laws, which may be settled in cash, shares or a combination of both; provided that no dividend equivalents will be paid until the holder’s interest in the stock unit becomes vested. A stock unit is similar to restricted stock in that the Compensation Committee may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant cash or shares or any combination of both to settle the vested stock units. Settlement may be in the form of a lump sum or in installments, and may occur or commence when the vesting conditions are satisfied or may be deferred, subject to applicable laws, to a later date. Conversion of the stock units into cash may be based on the average of the fair market value of a share over a series of trading days or on other methods. A stock unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights under the Amended Plan. The number of shares covered by each stock appreciation right will be determined by the Compensation Committee. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount equal to (a) the excess of the fair market value of a share on the date of exercise over the exercise price multiplied by (b) the number of shares with respect to which the stock appreciation right is exercised.

The exercise price of a stock appreciation right may not be less than 100% of the fair market value of a share on the date of grant. The stock appreciation right agreement will specify the date when all or any installment of the award is to become exercisable. A stock appreciation right agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. Notwithstanding any other provision of the Amended Plan, the Compensation Committee may not, without the approval of the stockholders of the Company, (i) reduce the exercise price per share of outstanding stock appreciation rights or (ii) cancel outstanding stock appreciation rights in exchange for cash, other awards or stock appreciation rights with an exercise price per share that is less than the exercise price per share of the original stock appreciation rights. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Compensation Committee, in its sole discretion.

Unless otherwise provided by the Compensation Committee, unvested stock appreciation rights will generally expire upon termination of the participant’s service and vested stock appreciation rights will generally expire six months following such termination. The terms of a stock appreciation right shall not exceed seven years from the date of grant.

Grant Limits

The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any fiscal year is as follows: stock options, 500,000 shares; stock appreciation rights, 500,000 shares; stock grants and stock units, including RSUs, an aggregate of 250,000 shares.

Under the Amended Plan, the maximum amount of equity awards (calculated based on grant date fair value for financial reporting purposes) granted to a non-employee director during any fiscal year may not exceed $350,000 (increased from $120,000 under the Plan). The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Compensation Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Minimum Vesting Requirement

The Amended Plan contains a minimum vesting requirement, subject to limited exceptions, that any award that vests solely upon the satisfaction of service-based vesting conditions shall be subject to a minimum vesting period of not less than one year from the date the award is granted, and any award that vests based upon the satisfaction of performance conditions shall be subject to a performance period of not less than one year from the date the award is granted and shall be subject to a minimum vesting period of not less than one year from the date the award is granted. However, the Administrator may choose that the foregoing minimum vesting and performance periods shall not apply in connection with (a) a change in control, (b) termination of service due to death or disability, (c) a substitute award granted in connection with corporate transactions that do not reduce the vesting period of the award being replaced, (d) awards made to non-employee directors who elect to receive awards in exchange for cash compensation to which they are otherwise entitled, (e) awards made to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, or (f) awards which in aggregate cover a number of shares not to exceed five (5%) of the total number of shares of stock available for issuance under the Amended Plan.

Transfer of Awards

Unless otherwise provided in the applicable award agreement and for no consideration, and then only to the extent permitted by applicable law, awards under the Amended Plan may not be transferred by the holder thereof, other than by will or by the laws of descent and distribution.

Treatment of Awards upon a Change in Control

Unless otherwise provided for in an individual award agreement or employment agreement, and except to the extent that “replacement awards” (as defined below) are provided to participants, then, in connection with a change in control in which awards are not assumed and/or replaced by the surviving entity, (i) outstanding awards which are subject solely to time-based vesting conditions will become fully vested and settled in cash, shares or a combination thereof, generally within thirty days following the change in control, and (ii) any outstanding awards which are subject to performance-based vesting conditions will be deemed to have satisfied all performance conditions at the greater of the target performance level or actual performance determined as of the date of the change in control (unless the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, in which case performance will be deemed achieved based on target performance) and settled in cash, shares or a combination thereof, generally within thirty days following the change in control.

In connection with a change in control in which awards are assumed and/or replaced by the surviving entity with a “replacement award”, to the extent the participant’s employment is involuntarily terminated by the Company without cause within two years following the change in control, then any such replacement award which is (i) a stock option or stock appreciation right will become fully vested and exercisable according to its terms and (ii) other awards will become fully vested and paid generally upon or within thirty days of the participant’s termination. “Replacement award” means an award (a) of the same type (e.g., option, stock unit, etc.) as the replaced award (or a different type than the replaced award if the Compensation Committee finds such type acceptable), (b) that has a value at least equal to the value of the replaced award, (c) that relates to publicly traded equity securities of the Company or its successor following the change in control (or another entity that is affiliated with the Company or its successor following the change in control), (d) that provides for full accelerated vesting upon the participant’s involuntary termination without cause within two years of the change in control, (e) with vesting conditions that continue on the same terms as the replaced award (except that any performance-based vesting conditions will be deemed to be satisfied at the greater of target performance and actual performance through the date of the change in control (unless measurement of actual performance cannot be reasonably assessed, in which case performance will be deemed achieved based on target performance), and (f) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the replaced award.

In connection with a change in control, the Compensation Committee may provide a cash payment in lieu of the right to exercise any stock option or stock appreciation right and may cause the payment of any other award to be made in cash instead of shares.

Restrictions

The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time if the participant is not in compliance with the terms of the award agreement or the Amended Plan, or the participant breaches any other agreement with the Company with respect to non-competition, non-solicitation or confidentiality. In addition, the Compensation Committee may recover awards and payments under or gain in respect of awards to the extent required to comply with any Company policy or Section 10D of the Securities Exchange Act of 1934, as amended, or any other applicable law or regulation.

Amendment and Termination

The Board of Directors may amend the Amended Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent such approval is required by applicable laws, regulations or rules. The Board may terminate the Amended Plan at any time and for any reason. The term of the Amended Plan is October 16, 2026, unless earlier terminated by the Board. The termination or amendment of the Amended Plan may not impair in any material respect any award previously made under the Amended Plan.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Non-Qualified Stock Options. If a participant is granted a nonqualified stock option under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); stock units, including RSUs, are generally subject to tax at the time of payment.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

In June 2023, our non-employee directors are expected to receive a grant of RSUs valued at approximately $90,000. Except with respect to these awards, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of our Compensation Committee in the future, and our Compensation Committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan or the benefits that would have been received by such participants if the Amended Plan had been in effect in the fiscal year ended May 30, 2022.

Name and Position	Dollar Value ($)(1)	Number of Shares (#)
Named Executive Officers:
James G. Hall, President and CEO	—	—
Albert D. Bolles, Ph.D., Former President and CEO	—	—
John D. Morberg, Chief Financial Officer and Secretary	—	—
Timothy Burgess, Former Senior Vice President of Supply Chain	—	—
All Current Executive Officers as a Group	—	—
All Current Non-Executive Directors as a Group	540,000	(2)
All Employees, including all Officers who are not Executive Officers, as a Group	—	—

(1) Each non-employee director serving on our Board as of June 2023 is expected to be awarded RSUs having a value equal to $90,000.

(2) The aggregate number of RSUs to be granted to non-employee directors is not included in the table above as the number of shares subject to their awards will depend on the value of our Common Stock on the grant date.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our Common Stock subject to awards granted to certain persons under the Plan since its inception through August 19, 2022.

Certain awards set forth in this table for the named executive officers were granted in fiscal year 2022 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in fiscal year 2022 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name and Position	Number of Shares Underlying Stock Option Grants (#)	Number of Shares Underlying PSUs (#)(1)	Number of Shares Underlying RSUs (#)
Named Executive Officers:
James G. Hall, President and CEO	437,500	—	48,574
Albert D. Bolles, Ph.D., Former President and CEO	200,000	66,000	—
John D. Morberg, Chief Financial Officer and Secretary	228,000	—	36,123
Timothy Burgess, Former Senior Vice President of Supply Chain	65,000	—	—
All Current Executive Officers as a Group	665,500	--	84,697
All Current Non-Executive Directors as a Group	—	—	229,956
Current Director Nominees:
Katrina L. Houde	—	—	24,836
Nelson Obus	—	—	24,836
Jeffrey L. Edwards	—	—	21,931
Each Associate of any of such Directors, Executive Officers, or Nominees	—	—	—
Each Other Person who Received or is to Receive 5% of such Options, Warrants or Rights	—	—	—
All Employees, including all Officers who are not Executive Officers, as a Group	1,715,300	—	292,230

(1) Represents PSUs reported assuming payout at “target” award levels.

Required Vote
The Amendment must be approved by an affirmative vote of the holders of shares representing a majority of the Company’s shares of common stock present at the Annual Meeting and entitled to vote on the proposal. Shares present and not cast, whether by abstention, broker non-votes or otherwise, will have no effect on the approval of the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE LANDEC CORPORATION 2019 STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

Composition

The Audit Committee consists of the three directors whose names appear below and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence and financial experience requirements of NASDAQ and the SEC currently in effect. In addition, the Board of Directors has determined that each of Ms. Pankopf and Ms. Houde is an audit committee financial expert, as defined by the rules and regulations of the SEC.

Responsibilities

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm and assisting the Board of Director’s oversight of the preparation of the Company’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent registered public accounting firm.

Review with Management and Independent Auditors

The Audit Committee held five meetings during fiscal year 2022. The Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended May 30, 2021 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended May 29, 2022 with management and the Company’s independent registered public accounting firm.

The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, which supersedes SAS No. 61, as amended, including the judgment of the independent registered public accounting firm as to the quality of the Company’s accounting principles.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Summary

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2022, as filed with the SEC.

This report is submitted by the Audit Committee.

Tonia Pankopf (Chairperson)
Katrina L Houde
Catherine A. Sohn, Pharm. D.

The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

The Board of Directors held a total of six meetings during the fiscal year 2022. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2022. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board of Directors which was reviewed and updated as appropriate in fiscal year 2022. The charter for each of the committees is available on the Company’s website (www.landec.com). It is our policy to encourage the members of the Board of Directors to attend the Company’s annual meeting of stockholders. All members of the Board of Directors attended our 2021 Annual Meeting of Stockholders. All information provided below is current as of the record date of September 12, 2022.

The Audit Committee currently consists of Ms. Pankopf (Chairperson), Dr. Sohn, and Ms. Houde. In the determination of the Board of Directors, each of Ms. Pankopf, Dr. Sohn, and Ms. Houde meets the independence requirements of the SEC and NASDAQ applicable to members of the Audit Committee, including the heightened independence requirements for audit committee membership pursuant to SEC requirements, and each meets the financial literacy requirements of the SEC and NASDAQ applicable to members of the Audit Committee. The Board of Directors has also determined that each of Ms. Pankopf and Ms. Houde is an “audit committee financial expert” within the meaning of applicable SEC rules. Following the Annual Meeting and the Resignations, it is expected that the Audit Committee will consist of Mr. Edwards (Chairperson), Mr. Diradoorian and Ms. Houde. In the determination of the Board of Directors, each of Mr. Edwards, Mr. Diradoorian and Ms. Houde meets the independence requirements of the SEC and NASDAQ applicable to members of the Audit Committee, including the heightened independence requirements for audit committee membership pursuant to SEC requirements, and each meets the financial literacy requirements of the SEC and NASDAQ applicable to members of the Audit Committee. The Board of Directors has also determined that Mr. Edwards is an “audit committee financial expert” within the meaning of applicable SEC rules. The Audit Committee assists the Board of Directors in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm, approving the services performed by the independent registered public accounting firm and reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is also responsible for administering our Related Party Transaction Policy, and reviewing and approving all such related party transactions. The Audit Committee held five meetings during fiscal year 2022. Please see the section entitled “Audit Committee Report” for further matters related to the Audit Committee. The Board has adopted a written charter for the Audit Committee. The Audit Committee reviews the charter annually for changes.

The Compensation Committee currently consists of Ms. Carosella (Chairperson), Mr. Obus, Mr. Powell, and Mr. Edwards. In the determination of the Board of Directors, each of Ms. Carosella, Mr. Obus, Mr. Powell, and Mr. Edwards meets the current independence requirements of the SEC and NASDAQ applicable to members of the Compensation Committee. Following the Annual Meeting and the Resignations, it is expected that the Compensation Committee will consist of Mr. Schecter (Chairperson), Mr. Diradoorian, Mr. Obus, and Mr. Barbarosh. In the determination of the Board of Directors, each of Mr. Schecter, Mr. Diradoorian, Mr. Obus, and Mr. Barbarosh meets the current independence requirements of the SEC and NASDAQ applicable to members of the Compensation Committee. The function of the Compensation Committee is to review and set the compensation of the Company’s CEO and certain of the Company’s most highly compensated officers, including salary, bonuses and other cash incentive awards, and other forms of compensation, and to administer the Company’s stock plans and approve stock equity awards. The Compensation Committee held four meetings during fiscal year 2022. The Board has adopted a written charter for the Compensation Committee. The Compensation Committee reviews the charter annually for changes.

The Nominating and Corporate Governance Committee currently consists of Mr. Powell (Chairperson), Mr. Schechter, Mr. Obus, and Ms. Pankopf, each of whom, in the determination of the Board of Directors, meets the current independence requirements of the SEC and NASDAQ applicable to members of the Nominating and Corporate Governance Committee. Following the Annual Meeting and the Resignations, it is expected that the Nominating and Corporate Governance Committee will consist of Ms. Houde (Chairperson), Mr. Edwards and Mr. Obus, each of whom, in the determination of the Board of Directors, meets the current independence requirements of the SEC and NASDAQ applicable to members of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for appointment and election as executive officers and directors of the Company, oversee the Company’s corporate governance policies, and lead the annual self-evaluation of the Board of Directors. The Nominating and Corporate Governance Committee held three meetings during fiscal year 2022. The Board has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the charter annually for changes.

The Nominating and Corporate Governance Committee will consider director nominees proposed by current directors, officers, employees, and stockholders. Any stockholder who wishes to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company, John Morberg, and providing the candidate’s name, biographical data, and qualifications. The Company does not have a formal policy regarding the consideration of director candidates recommended by stockholders. The Company believes this is appropriate because the Nominating and Corporate Governance Committee evaluates any such nominees based on the same criteria as all other director nominees. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experiences and backgrounds that add depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications, such as the candidates’ business experience, independence, diversity, skills and expertise to collectively establish a number of areas of core competency of the Board of Directors, including business judgment, management and industry knowledge. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board of Directors, and it seeks to include Board members with diverse backgrounds and experiences. Further criteria include the candidates’ integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors and its committees.

Corporate Governance
The Company provides information about its corporate governance policies, including the Company’s Code of Ethics, Corporate Governance Guidelines, and charters for the Audit, Nominating and Corporate Governance, and Compensation Committees of the Board of Directors on the Corporate Governance page of its website. The website can be found at www.landec.com.
The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

(1)All members of the Board of Directors, and all director nominees, are independent, other than Mr. Hall;

(2)All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee meet the applicable requirements for service on such committees of the SEC and NASDAQ;

(3)The independent members of the Board of Directors meet at each board meeting, and at least twice per year, in executive sessions without the presence of management or non-independent directors. The Board of Directors has designated Mr. Barbarosh as non-executive Chairperson of the Board, who, among other duties, is responsible for presiding over executive sessions of the independent directors and setting the agenda for each board meeting with the CEO and with input from the independent directors;

(4)The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints regarding accounting, internal controls, or auditing matters; and

(5)The Company has adopted a Code of Ethics that applies to all of its directors, officers, and employees (including the Company's principal executive officer, principal financial officer, principal accounting officer, and all members of the Company's finance department). Any substantive amendments to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s principal executive officer, principal financial officer or principal accounting officer, will be disclosed either on the Company’s website or in a Current Report on Form 8-K.

Following a review of all relevant relationships and transactions between each director (including each director’s family members) and the Company, the Board has determined that each member of the Board or nominee for election to the Board, other than Mr. Hall, is an independent director under applicable NASDAQ listing standards. Mr. Hall does not meet the independence standards because he is currently an employee of the Company.

Leadership Structure of the Board of Directors

The Board of Directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairperson of the Board (the “Chairperson”) and CEO in the way that it believes is in the best interests of the Company.

The Board of Directors believes that the appointment of Mr. Barbarosh as non-executive Chairperson allows the CEO, who also possesses significant business and industry knowledge, to lead and speak on behalf of both the Company and the Board of Directors, while also providing for effective independent oversight by non-management directors through a non-executive Chairperson.

At each Board of Directors meeting, the non-executive Chairperson presides over an executive session of the non-management directors without the presence of management. The non-executive Chairperson also may call additional meetings of the non-management directors as he deems necessary.
The Board of Directors also adheres to sound corporate governance practices, as reflected in the Company’s corporate governance policies, which the Board of Directors believes has promoted, and continues to promote, the effective and independent exercise of leadership by the Board of Directors for the Company and its stockholders.

Stockholder Communications

Our Board of Directors welcomes communications from our stockholders. Stockholders and other interested parties may send communications to the Board of Directors, the independent directors as a group, or to any director in particular, including the Chairperson, by sending such communication to the Company’s Secretary, at the following address: Landec Corporation, Attn: Secretary, 2811 Airpark Drive, Santa Maria, CA 93455. Any correspondence addressed to the Board of Directors or to any one of our directors will be promptly forwarded to the addressee. The independent directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.
Oversight of Risk Management
The Board of Directors’ role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the Company’s independent registered public accounting firm, our internal auditor and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the Company’s independent registered public accounting firm and our internal auditor, together with management’s response. Our Nominating and Corporate Governance Committee has responsibility for matters relating to corporate governance. As such, the charter for our Nominating and Corporate Governance Committee provides for the committee to periodically review and discuss our corporate governance guidelines and policies.
The Board of Directors has adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover the portion of such compensation that was based on the erroneous financial data.
The Board of Directors has also evaluated privacy protection, cybersecurity and information security in an effort to mitigate the risk of cyber-attacks and to protect the Company’s information and that of its customers and suppliers. Based on this review, the Board of Directors has determined that such risks are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Ms. Carosella (Chairperson), Mr. Powell, Mr. Obus, and Mr. Edwards. During fiscal year 2022, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers serve on the Committee. None of the Compensation Committee’s current members has at any time been an officer or employee of Landec. None of Landec’s executive officers currently serve, or in the past fiscal year have served, as members of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on Landec’s Board of Directors or the Compensation Committee.
Compensation of Directors

The following table sets forth compensation information for fiscal year 2022 for each member of our Board of Directors who was not an executive officer during fiscal year 2022. Dr. Bolles, our former President and CEO, did not receive any compensation for his service on the Board of Directors during fiscal year 2022.

Name	Fee Earned or Paid in Cash	Stock Awards	Other	Total
Craig A Barbarosh	$165,000	$90,000	$—	$255,000
Deborah Carosella (1)	$80,000	$90,000	$—	$170,000
Raymond Diradoorian (2)	$20,000	$30,000	$—	$50,000
Jeffrey L Edwards	$93,333	$90,000	$—	$183,333
Kathy Houde	$95,000	$90,000	$—	$185,000
Nelson Obus	$90,000	$90,000	$—	$180,000
Tonia Pankopf (1)	$85,000	$90,000	$—	$175,000
Andrew Powell (1)	$80,000	$90,000	$—	$170,000
Catherine A. Sohn, Pharm.D. (1)	$70,000	$90,000	$—	$160,000
Joshua Schechter	$80,000	$90,000	$—	$170,000
Patrick D Walsh (3)	$13,392	$—	$—	$13,392
(1)Mr. Powell and Dr. Sohn have elected not stand for re-election at the Annual Meeting, and Mses. Carosella and Pankopf informed the Company of their intent to resign from the Board effective as of the Annual Meeting.
(2)Mr. Diradoorian was elected to the Board of Directors on January 20, 2022. The director cash fees and RSU grant is pro-rated from his election through May 29, 2022.
(3)Mr. Walsh resigned from the Company's Board of Directors on July 27, 2021. His director cash fees are pro-rated through that date and his annual RSU award was cancelled.
As of May 29, 2022, the aggregate number of shares subject to outstanding RSU awards held by the members of the Board of Directors was: Mr. Barbarosh - 7,059 shares; Ms. Carosella - 7,059 shares; Mr. Diradoorian - 2,768 shares; Ms. Houde - 7,059 shares; Mr. Obus - 7,059 shares; Ms. Pankopf - 7,059 shares; Mr. Powell - 7,059 shares; Dr. Sohn - 7,059 shares; Mr. Schechter - 7,059 shares; Mr. Edwards - 7,059 shares; and Mr. Walsh - 0 shares.

The 2022 annual cash retainer fees paid to non-employee directors of the Company are detailed in the following table:

Annual Cash Retainer for	Annual Retainer Fees paid
Non-employee Director	$50,000
Audit Committee	$10,000
Curation Focus Committee	$10,000
Lifecore Focus Committee	$10,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$5,000
Transaction (Project Lift) Committee (1)	$1,500
(1) Retainer fee is per meeting. The Committee held eight meetings during FY22

In addition to the annual cash retainers paid to members of the committees as described above, for fiscal year 2022, the Company paid annual retainers to each of the chairs of the committee as shown below. In addition, the Chairperson of the Board received a separate annual retainer equal to the amount indicated in the table below:

Annual Cash Retainer for	Annual Retainer Fees paid
Chairperson of the Board	$95,000
Audit Committee Chair	$20,000
Curation Focus Committee Chair	$20,000
Lifecore Focus Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating and Corporate Governance Chair	$10,000
Transaction (Project Lift) Committee Chair (1)	$2,000
    (1) Retainer fee is per meeting. The Committee held eight meetings during FY22

Consistent with the general industry trend toward fixed-value RSU awards, each non-employee director receives an annual RSU award with a fair market value of $90,000, based on the fair market value of the Company’s Common Stock on the date of the grant, and generally vesting on the first anniversary of the date of grant.
Each director is reimbursed for reasonable out-of-pocket expenses he or she incurs to attend Board of Directors meetings, committee meetings or stockholder meetings in his or her capacity as a director.
Stock Ownership Requirement
The Board of Directors has determined that ownership of the Company’s Common Stock by officers and directors promotes a focus on long-term growth and aligns the interests of the Company’s officers and directors with those of its stockholders. As a result, the Board of Directors has adopted stock ownership guidelines stating that the Company’s non-employee directors and its executive officers should maintain certain minimum ownership levels of Common Stock. Under these guidelines, each non-employee director of the Company is expected to maintain ownership of Common Stock having a value of at least three times the amount of the annual cash retainer paid for service as a non-employee director. For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested restricted stock units (RSUs) is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired, or the vesting date in the case of RSUs. All non-employee directors of the Company were in compliance with these guidelines as of May 29, 2022.
Newly - elected directors have five years from the date they are elected to meet these guidelines. In the event a non-employee director’s cash retainer increases, he or she will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, directors are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay the exercise price.
Executive Officers of the Company
The following sets forth certain information with regard to each executive officer of the Company for fiscal year 2022. Ages are as of September 12, 2022.
For biographical information on Mr. Hall, please see “Proposal No. 1: Election of Directors—Class 2 Directors.”

John D. Morberg (age 58) has been the Chief Financial Officer and Secretary of the Company since January 18, 2021. Prior to joining the Company, Mr. Morberg was CFO and General Counsel for BL Restaurant Holdings, LLC, a national restaurant chain. Prior to that, over a ten-year tenure at Garden Fresh Restaurant Corp, he held various roles, including as the CEO, CFO and General Counsel, and a board member. He also served as CFO of DEI Holdings, Inc., through its initial public offering and through the early stages of being a public company, and worked for eight-years as Vice President and Controller of Petco. Mr. Morberg began his career at KPMG.

Albert D. Bolles, Ph.D. (age 64) has been the President of Curation Foods, Inc. since August 10, 2022. Prior to that role, Dr. Bolles served as Chief Executive Officer of the Company and has served as a member of the Board of Directors since May 2014. Dr. Bolles also currently serves on the Board of Directors of SunOpta, Inc (NASDAQ:STKL), where he is a member of its Corporate Governance Committee, and serves as a director of Arcadia Biosciences, Inc. (NASDAQ:RKDA), where he is a member of its Nominating and Corporate Governance Committee. Prior to becoming the Company’s President and CEO on May 23, 2019, Dr. Bolles was Chairperson of the Company's ad hoc Food Innovation Committee and a member of the Company's Compensation and Nominating and Corporate Governance Committees. From April 2014 until August 2015, Dr. Bolles served as Executive Vice President, Chief Technology & Operations Officer of ConAgra Foods, Inc. (now Conagra Brands, Inc. (NYSE:CAG)) ("ConAgra"), a leading consumer products food company with net sales exceeding $16 billion. Prior to this role, Dr. Bolles was Executive Vice President, Research, Quality and Innovation for ConAgra, championing the development and execution of multiple new and improved products, realizing incremental growth for ConAgra and facilitating a multi-year pipeline to sustain and advance growth further. Prior to joining ConAgra in 2006, Dr. Bolles served as Vice President, Worldwide R&D for the Beverages and Foods division of PepsiCo, Inc. (NASDAQ:PEP), responsible for global R&D leadership for beverages (Pepsi, Gatorade, and Tropicana) and Quaker Foods including product, process, package and sensory R&D, Nutrition, Quality, and Scientific & Regulatory Affairs. His prior employment was with Gerber Foods for over 8 years with his last role being its R&D Director, overseeing infant and toddler global research and development. Dr. Bolles has a Ph.D. and Masters of Science in Food Science, and a Bachelor of Science in Microbiology, all from Michigan State University.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of September 12, 2022 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company’s voting stock, (ii) each of the Company’s directors, (iii) each of the named executive officers named in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”), and (iv) all directors and executive officers as a group. The business address of each director and executive officer named below is c/o Landec Corporation, 2811 Airpark Drive, Santa Maria, CA 93455.
The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

	Shares Beneficially Owned
Name	Total Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Holders of more than 5% of our Common Stock
Wynnefield Capital, Inc	3,577,705	(2)	12.09%
Legion Partners Asset Management, LLC	2,928,090	(3)	9.89%
Dimensional Fund Advisors LP	1,973,608	(4)	6.67%
Blackrock, Inc	1,946,458	(5)	6.58%
Cove Street Capital, LLC	1,796,364	(6)	6.07%

Non-Employee Directors:
Craig A. Barbarosh	20,863		*
Deborah Carosella (7)	36,588		*
Raymond Diradoorian	—		*
Jeffrey Edwards	12,457		*
Katrina L. Houde	22,696		*
Nelson Obus	3,584,764	(8)	12.11%
Tonia Pankopf (9)	59,599		*
Andrew Powell (10)	27,477		*
Joshua E. Schechter	22,457		*
Catherine A. Sohn, Pharm.D. (11)	54,069		*

Named Executives Officers
Albert D. Bolles, Ph.D.	362,299	(12)	*
John D. Morberg	109,024	(13)	*
James G. Hall	373,235	(14)	*
Timothy Burgess	19,965		*

All current directors and executive officers as a group (14 persons)	4,323,229	(15)	14.61%
* Less than 1%

(1)As of September 12, 2022, 29,549,540 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable within 60 days after September 12, 2022 as if such holder had exercised his options. Options held by other holders are not included in the percentage calculation with respect to any other holder.

(2)This information is based on a Schedule 13D/A filed by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), Wynnefield Capital, Inc. Profit Sharing Plan (“Wynnefield Plan”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Nelson Obus and Joshua H. Landes (collectively, the “Wynnefield Investors”) on January 20, 2022, and is as of January 12, 2022. According to the Schedule 13D/A, (i) Wynnefield Partners I has sole voting and sole dispositive power over 1,524,593 shares of the Company’s common stock; (ii) Wynnefield Partners has sole voting and sole dispositive power over 981,541 shares of the Company’s common stock; (iii) Wynnefield Offshore has sole voting and sole dispositive power over 709,803 shares of the Company’s common stock; (iv) Wynnefield Plan has sole voting and sole dispositive power over 317,350 shares of the Company’s common stock; (v) WCM has sole voting and sole dispositive power over 2,506,134 shares of the Company’s common stock; (vi) WCI has sole voting and sole dispositive power over 709,803 shares of the Company’s common stock; (vii) Nelson Obus has shared voting and shared dispositive power over 3,577,705 shares of the Company’s common stock, and (viii) Joshua H. Landes has shared voting and shared dispositive power over 3,533,287 shares of the Company’s common stock. The address for each of the Wynnefield Investors is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(3)This information is based on a Schedule 13D/A filed by Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White (the “Legion Investors”) on August 30, 2021, and is as of August 26, 2021. According to the Schedule 13D/A, (i) Legion Partners, L.P. I, has shared voting and shared dispositive power over 2,772,956 shares of the Company’s common stock; (ii) Legion Partners, L.P. II, has shared voting and shared dispositive power over 154,934 shares of the Company’s common stock; (iii) each of Legion Partners, LLC and Legion Partners Asset Management, LLC has shared voting and shared dispositive power over 2,927,890 shares of the Company’s common stock, and (iv) each of Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White has shared voting and shared dispositive power over 2,928,090 shares of the Company’s common stock. The address for each of the Legion Investors is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.

(4)This information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional Fund”) on February 8, 2022, and is as of December 31, 2021. According to the Schedule 13G/A, Dimensional Fund has sole voting power over 1,928,167 shares of the Company’s common stock, and sole dispositive power over 1,973,608 shares of the Company’s common stock. The address for Dimensional Fund is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(5)This information is based on a Schedule 13G/A filed by Blackrock, Inc. (“Blackrock”) on February 1, 2022, and is as of December 31, 2021. According to the Schedule 13G/A, Blackrock has sole voting power over 1,903,956 shares of the Company’s common stock, and sole dispositive power over 1,946,458 shares of the Company’s common stock. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

(6)This information is based on a Schedule 13G/A filed by Cove Street Capital (“Cove Street”) and Jeffrey Bronchick on February 11, 2022, and is as of December 31, 2021. According to the Schedule 13G/A, (i) Cove Street has shared voting power over 1,303,750 shares of the Company’s common stock, and shared dispositive power over 1,796,364 shares of the Company’s common stock, and (ii) Jeffrey Bronchick has shared voting power over 1,303,750 shares of the Company’s common stock, and shared dispositive power over 1,796,364 shares of the Company’s common stock. The address for Cove Street is 2101 E El Segundo Boulevard. Suite 302, El Segundo, CA 90245.

(7)Ms. Carosella has informed the Company that she intends to resign from the Board of Directors effective as of the Annual Meeting.

(8) This number includes 3,577,705 shares reported on Form 13D/A filed by Wynnefield Capital, Inc. showing such beneficial owner's holdings as of January 12, 2022. Mr. Obus is a General Partner of Wynnefield Capital, Inc.

(9) Ms. Pankopf has informed the Company that she intends to resign from the Board of Directors effective as of the Annual Meeting.

(10) Mr. Powell has elected not to stand for reelection effective as of the Annual Meeting.

(11) Dr. Sohn has elected not to stand for reelection effective as of the Annual Meeting.

(12) This number includes 289,416 shares subject to outstanding stock options exercisable within 60 days after September 12, 2022.

(13) This number includes 89,624 shares subject to outstanding stock options exercisable within 60 days after September 12, 2022.

(14) This number includes 277,983 shares subject to outstanding stock options exercisable within 60 days after September 12, 2022.

(15) This number includes an aggregate of 482,259 shares held by all current executive officers, directors and director nominees that are subject to outstanding stock options exercisable within 60 days after September 12, 2022.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our fiscal 2022 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.

The following executive officers constituted our Named Executive Officers throughout the past fiscal year:

Albert D. Bolles, Ph.D.	Former President and CEO
John D. Morberg	Chief Financial Officer and Secretary
James G. Hall	Chief Executive Officer of the Company, Former Vice President of the Company and President of Lifecore
Timothy Burgess	Former Senior Vice President of Supply Chain

On August 10, 2022, Dr. Bolles resigned as the Company’s Chief Executive Officer and as a director of the Board, effective immediately, to transition to serve as President of Curation Foods. As described further below, Dr. Bolles and the Company entered into a Transition and Separation Agreement providing for Dr. Bolles separation from the Company. On August 10, 2022, the Board appointed Mr. Hall as the Company’s Chief Executive Officer and as a director of the Board, succeeding Dr. Bolles.

On October 11, 2021, Mr. Burgess separated from the Company. In connection with his separation, Mr. Burgess entered into a Separation Agreement and General Release, as further described below.

CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Establishing Executive Compensation	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI

I.     Executive Summary

Strategy

Our goal remains to deliver value to all stakeholders by maximizing growth across our entire portfolio of businesses, while simultaneously respecting and preserving the planet for future generations. To this end, we will continue to focus on activities for advancing profitable growth, operational excellence, consumer and customer driven innovations, greater sustainability, and exceptional care of all people. Landec is a diversified health and wellness company focused on growing it’s Lifecore Biomedical business (Lifecore). The Company has two operating businesses, Lifecore and Curation Foods. The strategy for each operating business is described below.

Lifecore

Lifecore is the Company’s FDA-registered and EU-certified contract development and manufacturing organization ("CDMO") business, which is focused on driving profitable growth with product development and manufacturing of sterile injectable products. Lifecore seeks to expand its presence in the CDMO marketplace by partnering with biopharmaceutical and biotechnology companies to bring their unique therapies to market. Lifecore’s goal of continuing success will be to execute on its three strategic priorities:

1) Managing Business Development Pipeline: Accelerate product development activities for small and large biopharmaceutical and biotechnology companies in various stages of the product lifecycle, spanning from the clinical development stage to commercialization, which aligns with the business’ overall product development strategy.

2) Maximizing Capacity: Meet customer demand by maximizing capacity in the syringe and vial multi-purpose filler production line to significantly increase the number of products produced.

3) Advancing Product Commercialization: Continue to seek out opportunities to advance customers’ late-stage product development activities by supporting their clinical programs and commercial process scale-up activities.

Curation Foods

Curation Foods is the Company’s natural food business. The Company launched its shareholder value creation program, Project SWIFT, which aims to strengthen Curation Foods by simplifying the business, optimizing its operational network and rightsizing the organization. The Company believes that the decisive actions of Project SWIFT will help improve the Company’s operating cost structure, enhance profitability, and strengthen its balance sheet with an overall aim to deliver long-term value to stockholders. Curation Foods intends to continue to deliver high levels of product quality and safety, while successfully executing on its customer, grower, and partner commitments. Project SWIFT will continue to be implemented throughout fiscal 2023, with two strategic priorities designed to improve Curation Foods’ overall financial performance and profitability:

1) Focus on Strategic Assets: Simplify the business by divesting non-core assets. In fiscal 2020 the Company initiated the strategic sale process of the Company’s Ontario, California salad dressing manufacturing facility, which had yet to become operational, and a review of strategic options for of its legacy core vegetable bag and tray business. In the first quarter of fiscal year 2021, the Company sold its interest in Ontario for net proceeds of $4.9 million. In June 2020 the Company began exploring opportunities for the planned divestiture of its underutilized Hanover manufacturing facility, and during the second quarter of fiscal year 2021, the Company sold the Hanover building and assets related thereto for net proceeds of $8.0 million. In fiscal 2021 the Company completed negotiations (which subsequently closed in the first quarter of fiscal 2022) wherein the Company completed the sale of all of its equity interests in Windset Holdings 2010 Ltd. (“Windset”) for a purchase price of $45.1 million, and simultaneously reduced debt by $41.2 million, which reflected net proceeds after early repayment fees. In the third quarter of fiscal year 2022, the Company completed the sale of its fresh packaged salads and vegetables business for $73.5 million in cash. Net proceeds from the transaction were used to repay borrowings under the Company’s credit facility. In fiscal 2022 the Company completed negotiations (which subsequently closed in the first quarter of fiscal year 2023) wherein the Company completed the sale of assets related to the Breatheway packaging technology business for $3.2 million in cash. These transactions demonstrate continued focus on simplifying the Landec business and generating shareholder value.

2) Organizational Redesign: Redesigning the organization so that it is the appropriate size for the Company’s future direction. Beginning in fiscal 2020, the Company focused on redesigning strategic initiatives, developed and elevated internal talent and reduced overall headcount to improve efficiencies.

Our executive compensation program has been structured by the Compensation Committee of the Board of Directors to reward and incentivize executives to create long-term, sustainable stockholder value growth through a focus on corporate, business unit, and individual achievement. The performance metrics used, and the targets set, reflect our updated business strategy. Highlights of our fiscal year 2022 compensation program include:

•Continued Use of a Short-term Incentive Compensation Program

Our short-term incentive program is designed to focus our executives on the achievement of annual objectives which we believe will drive the delivery of enhanced stockholder value over the long term. At Lifecore, 100% of the fiscal year 2022 annual cash incentive award was based on Lifecore exceeding minimum Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) of $30.6 million, with a maximum payout of 200% of target. Lifecore exceeded the minimum Adjusted EBITDA threshold and earned a bonus in fiscal year 2022. At Curation Foods and for employees tied to Landec Corporate (including the CEO and CFO), the fiscal year 2022 annual cash incentive award was based on Curation exceeding minimum Adjusted EBITDA of $15.2 million with a maximum payout of 200% of target. Significant progress was made to transform Curation Foods, but the minimum Adjusted EBITDA thresholds were not exceeded and no bonuses were earned under the Curation Foods or Landec Corporate incentive plans.

•Continued Strong Stockholder Support for Our Pay Program

At the 2021 Annual Meeting of Stockholders, once again, we received strong support for our say-on-pay proposal (over 93%). Our Compensation Committee believes this reflects stockholders’ support for our pay-for-performance philosophy and practice.

•Components of Our Compensation Program

The Compensation Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward specific aspects of overall Landec and business line performance that the Board believes are central to delivering long-term stockholder value.

Base Salary
Base salaries are set to be competitive to the marketplace. Base salaries are not automatically adjusted annually but instead are adjusted when the Compensation Committee judges that a change is warranted due to changes in an executive officer’s responsibilities, demonstrated performance or relevant market data.

Short-Term Incentives
Funding of the fiscal year 2022 annual cash incentive pool at target was dependent upon achieving Lifecore Adjusted EBITDA $33.2 million for Lifecore employees. The maximum payout was 200% of their target bonus for all plan participants. The Curation Foods and Corporate annual cash incentive award plan was based on achieving target Curation Foods Adjusted EBITDA of $15.2 million, with a maximum payout of 200% of target,

Long-Term Incentives
Long-term equity awards provide an incentive to executives to increase long-term stockholder value, while also providing a retention vehicle for our executives. Given the transitional nature of fiscal year 2022, the Compensation Committee maintained the existing structure of the equity component of the long-term incentive plan to primarily include stock options, because it views the inherent requirement to increase stock price in order to realize value as performance based and aligned with Landec’s transformation plan.

Compensation Governance Practices
Our pay-for-performance philosophy and compensation governance practices provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our practices include:

Best Practices We Employ
Long-term focus. The majority of our executive compensation is tied to long-term performance.
Equity Ownership Guidelines. We have robust equity ownership guidelines of 5x salary for our CEO and 3x salary for other executive officers.
Equity Holding Requirements. We have implemented holding requirements for executives wherein each executive must retain at least 50% of equity granted until minimum share ownership requirements are achieved.

Clawback Policy. We have implemented a strong recoupment, or “clawback” policy, to recover incentive compensation in the event of certain restatements of the financial results of the Company.
No Excessive Benefits. We offer limited perquisites and other benefits to our executive officers.
No Section 280G Gross-ups. None of our executive officers are entitled to an excise tax gross-up of the payments received in connection with a change in control.
Director Independence. The Compensation Committee is made up entirely of independent directors.
Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs and practices.

Say on Pay Voting Results

At the 2021 Annual Meeting of Stockholders, our say-on-pay proposal received strong support, garnering support from over 93% of votes cast. The Compensation Committee believes this reflects stockholder support for our past executive compensation philosophy, policies and programs.

II.     Compensation Philosophy and Objectives

Landec’s compensation program is intended to meet three principal objectives:

1)attract, retain and reward officers and other key employees;
2)motivate these individuals to achieve the Company’s short-term and long-term strategic goals; and
3)align the interests of our executives with those of our stockholders.

The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing shorter-term challenges facing the Company and its subsidiaries, such as competitive pressures, or regulatory delays, with incentives to achieve our long-term goal of increasing profitability in our food and biomaterials businesses by creating innovative products that support people’s individual health and wellness goals.
The above policies guide the Compensation Committee in assessing the proper allocation among base salary, short term incentive compensation and long-term incentive compensation. Other considerations include Landec’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.
III.     Establishing Executive Compensation
Landec’s executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable NASDAQ and SEC rules. The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the Compensation Committee’s charter is available at www.landec.com.
In determining the particular elements of compensation that are used to implement Landec’s overall compensation policies, the Compensation Committee takes into consideration a number of objective factors related to Landec’s performance, such as profitability, EBITDA, revenue, and business-unit-specific operational and financial performance, as well as the competitive practices among its peer group. The Compensation Committee evaluates the Company’s financial and strategic performance in the context of determining compensation as well as the individual performance of each Named Executive Officer.
The Compensation Committee meets regularly to review overall executive compensation. The Compensation Committee also meets with Landec’s President and CEO and other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. The CEO makes recommendations to the Compensation Committee on the base salary, annual cash incentive targets and equity compensation for the executive team and other employees, but not for herself or himself. The Compensation Committee also meets with the President of Lifecore Biomedical to discuss Lifecore compensation changes and the Lifecore bonus plan budget, excluding his own compensation. The Compensation Committee, however, has the ultimate responsibility for determining executive compensation.
Role of the Compensation Consultant

The Compensation Committee retained Frederic W. Cook & Co (“FW Cook”) to provide consulting services in fiscal year 2022, including advice on the compensation philosophy, incentive plan designs, executive compensation analysis, and CD&A disclosure, among other compensation topics. FW Cook provides no services to the Company other than consulting services provided to the Compensation Committee.

The Compensation Committee has conducted a specific review of its relationship with FW Cook and determined that FW Cook’s work for the Compensation Committee does not raise any conflicts of interest. FW Cook’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and NASDAQ.

IV.     Compensation Competitive Analysis
Our Compensation Committee uses peer group information to provide context for its compensation decision-making for our executive officers. The Compensation Committee monitors the peer group to assess its appropriateness as a source of competitive compensation data and reassesses the relevance of the peer group as needed. In an effort to reflect that both Lifecore and Curations Foods play a role in the Company’s performance, the peer group has been adjusted and simplified over the years, with peers in both the life sciences and agriculture/food industries to reflect the Company’s labor market and similar investments for stockholders.
Fiscal Year 2022 Peers and Philosophy
To assist in determining compensation for fiscal year 2021 and fiscal year 2022, FW Cook helped the Compensation Committee to confirm the companies similar to Landec with respect to sector, market capitalization and revenue to provide a broad perspective on competitive pay levels and practices. This determination of the peer group companies occurred in late 2019, during fiscal year 2020, and the peer group was not changed during fiscal year 2021.
•Sector: Healthcare, consumer staples, contract development and manufacturing organizations, and excluding companies within the chemical industry.
•Revenue: Revenue between $100 million and $1.4 billion, viewed as reasonable and the size from which Landec (at $544 million in annual revenues) may recruit executives.
•Market Capitalization: Range between $250 million and $4.40 billion in the prior fiscal year, which was approximately 0.9x to 15x Landec’s market capitalization when benchmark work occurred in late 2019, which is viewed as understated during the transformation.

Using these criteria, the Compensation Committee determined that the following 12 companies comprised the Company's 2021 peer group:

Anika Therapeutics, Inc.	John B. Sanfilippo & Son, Inc.
Calavo Growers, Inc.	Lancaster Colony Corporation
Cal-Maine Foods, Inc.	Limoneira Company
CryoLife, Inc.	Seneca Foods Corporation
Farmer Bros. Co.	SunOpta, Inc.
J&J Snack Foods Corp.	Surmodics, Inc.

Peer group data is gathered with respect to base salary, bonus targets and equity awards (including stock options, performance shares, restricted stock and long-term, and any cash-based long-term awards). The Company updated the peer group at the end of fiscal 2022 to support decisions for fiscal 2023 compensation that will be disclosed in the proxy statement next year.

The Compensation Committee changed the peer group at the end of fiscal 2022 and the start of fiscal 2023 to support our transition from a food company to a life science company. The updated peer group was not used to set fiscal 2022 compensation, but was a factor for fiscal 2023. The updated peer group of 19 companies for fiscal 2023 had median market cap of ~$160 million when chosen, while our market cap was ~$280 million:

ANI Pharma	OraSure Tech
Anika Thera	Orgenesis
Artivion	ProPhase Labs
Avid Bioservices	Retractable Tech
Cerus	Sharps Compliance
ChromaDex	Sientra
Harvard Biosci	Societal CDMO
iBio	Standard Bio Tools
Infu System	Sumodics
Inotiv

The Compensation Committee does not benchmark compensation to a particular level, but rather uses competitive market data as a reference point among several when determining appropriate pay levels. On an overall basis, Landec’s goal is to target total compensation for Named Executive Officers at a level that is near the 50th percentile within the 2021 peer group for the Named Executive Officers, but other considerations include each executive’s particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. The Compensation Committee analyzes base pay, target cash compensation and target total direct compensation within this broader context.

The CEO’s salary during fiscal year 2022 was slightly below the median, with equity and total compensation value that was below the median. CEO total compensation, as reported in the Summary Compensation Table to this CD&A, was 13% lower in 2022 than in 2021 partly as a result of failure to earn any short-term cash incentive bonus for corporate performance.
V.     Elements of Compensation
As outlined above, there are three major elements that comprise Landec’s executive compensation program: (i) base salary; (ii) annual cash incentive opportunities; and (iii) long-term incentives, which for fiscal year 2022, were in the form of stock options.
Base Salaries
The base salaries of executive officers are set at levels intended to be competitive with those companies in our peer group with which we compete for executive talent. All were either at or slightly below the median and increases were set at or below the market rate, except where a market shortfall was detected or for a high performing employee critical to future success.. In determining base salary, the Compensation Committee also considers factors such as:

•job performance
•skill set
•prior experience
•the executive’s time in his or her position with Landec
•internal consistency regarding pay levels for similar positions or skill levels within the Company
•location of the position
•whether the role was corporate or divisional
•external pressures to attract and retain talent and
•market conditions generally
In fiscal years 2022 and 2021, annual base salaries for our named executive officers were as follows:

Name	FY 2022	FY 2021	% Change
Albert D. Bolles, Ph. D.	$657,758	$638,600	3%
John D Morberg	$422,300	$410,000	3%
James G. Hall	$374,920	$360,500	4%
Timothy Burgess	$344,844	$334,800	3%

Annual Cash Incentive Award Plan

Landec maintains an annual cash incentive award plan (the “Cash Incentive Award Plan”) for senior executives to encourage and reward achievement of Landec’s business goals and to assist Landec in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation. This plan is consistent with our overall pay-for-performance philosophy and our goal of attracting and retaining top level executive officers in the industry.

In keeping with our pay for performance philosophy, a portion of our executives’ annual compensation is “at risk” compensation. This has resulted in most of our Named Executive Officers not receiving any annual cash incentive award or only a portion of their targeted award in recent years.

Award targets are set as a percentage of base salary. Incentive award targets and ranges are typically set early in each fiscal year, together with performance goals. The overall corporate and business unit objectives are intended to be challenging but achievable. Such objectives are based on actual performance compared to predetermined financial performance targets, which are weighted depending upon whether the employee is a member of a business unit or the corporate staff. Incentive award targets and criteria for executive officers are subject to approval by the Compensation Committee.

Fiscal Year 2022 Cash Incentive Award Plan

The Cash Incentive Award Plan for fiscal year 2022 included financial objectives for the consolidated Company, Curation Foods, and Lifecore. The financial objective used for all three was Adjusted EBITDA based on the internal operating plan. Adjusted EBITDA was used as the metric because it requires both top line revenue and cost control which are viewed as inputs for creating shareholder value.

The 2022 Lifecore plan was based on Lifecore exceeding a minimum of Lifecore Adjusted EBITDA of $30.6 million, with a goal of $33.2 million Lifecore Adjusted EBITDA. The 2022 Landec Corporate plan and Curation Foods plan was based on Curation Foods exceeding its goal of $15.2 million Adjusted EBITDA. For fiscal year 2022, the target annual cash incentive award was 100% of base salary for Mr. Bolles, and the other Named Executive Officers’ target incentive awards ranged from 50% to 80% of their base salary.

Performance Goals

In fiscal year 2022, performance measures were broken into two categories:

Lifecore: Target Adjusted EBITDA of $33.2 million. Adjusted EBITDA is defined as EBITDA, excluding restructuring charges, other non-recurring charges, and management fees, and including the cost of bonuses.

Landec and Curation Foods: Target Adjusted EBITDA of $15.2 million for Curation Foods. Adjusted EBITDA is defined as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), excluding restructuring charges, other non-recurring charges, and management fees, and including the cost of bonuses. EBITDA for Curation assets sold mid-year is included on a pro-forma basis at the higher of budget for asset or actual EBITDA through the date of sale.

The Lifecore annual cash incentive funding schedule was as follows, expressed as a percent of target bonus (linear interpolation applied between points shown):

	FY22 EBITDA ¹ Lifecore	($000)	% EBITDA Goal	% Target Bonus Earned
Cap	$39,720		122.0%	200%
	$39,068		120.0%	190%
	$35,812		110.0%	140%
Goal	$33,208		102.0%	100%
	$32,882		101.0%	95%
	$32,557		100.0%	90%
	$32,231		99.0%	75%
	$31,906		98.0%	60%
	$31,580		97.0%	45%
	$31,255		96.0%	30%
	$30,929		95.0%	15%
Threshold	$30,604		94.0%	0%
Note: Linear interpolation between all points shown

The Landec Corporate and Curation Foods annual cash incentive funding schedule was simply to achieve the goal and minimum of $15.2 million for Curation Foods Adjusted EBITDA.

Fiscal Year 2022 Earned Annual Cash Incentives

Fiscal year 2022 actual Adjusted EBITDA performance for Curation was $834,000. This was below the $15.2 million target Adjusted EBITDA and below the minimum level required under the fiscal year 2022 cash incentive plan for Landec Corporate and Curation Foods employees. As such, no cash incentive awards were paid to Curation Foods or Landec Corporate employees for fiscal year 2022 under the Landec Cash Incentive Award Plan.

Lifecore Adjusted EBITDA was $33,026,000, which was a little bit short of the fiscal year 2022 target of $33,208,000 and this generated a bonus payout of 98.3% of target, which was paid to the NEOs affiliated with Lifecore, which included Mr. Hall.
Based on the metrics and actual performance described above, the Named Executive Officers’ target annual incentive awards and actual amounts earned for fiscal year 2022 were as follows:

Name	Target as % of Base Salary	Target ($)	Actual 2022 Cash Award ($)
Albert D. Bolles, PhD	100%	$657,758	$—
John D. Morberg	60%	$253,380	$—
James G. Hall	80%	$299,936	$294,873
Timothy Burgess	50%	$172,422	$—	(1)
(1) In connection with his separation from the Company, Mr. Burgess did not receive a cash incentive award for fiscal year 2022

Long-Term Incentive Compensation
Landec provides long-term incentive compensation through equity-based and awards intended to align the interests of officers with those of the stockholders by creating an incentive for officers to maximize long-term stockholder value. At the same time, our long-term awards are designed to encourage officers to remain employed with Landec despite a competitive labor market in our industry.
Award Types
Awards to eligible employees, including Named Executive Officers, are generally made on an annual basis. Equity-based awards historically have taken the form of stock options and RSUs. The RSUs typically vest in full on the third anniversary of the grant date. Stock option awards provide that one-third vests on the first anniversary of the grant date and then 1/36th of the remaining unvested amount vests each month thereafter. Named executive officers were not granted any RSUs in fiscal 2022.
Landec grants stock options because they can be an effective tool for meeting Landec’s goal of increasing long-term stockholder value. Employees are able to profit from stock options only if Landec’s stock price increases in value over the stock option’s exercise price. Landec has occasionally granted RSUs because they provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Landec’s stock. RSUs can be an efficient means of using equity plan share reserves because fewer RSUs are needed to provide a retention and incentive value as compared to awards of stock options.
In fiscal year 2022, the Compensation Committee utilized stock options for the Named Executive Officers because they are a simple way to ensure that executives realize a reward only in the event that stockholders experience stock price appreciation.

Equity Grants in Fiscal Year 2022
In general, long-term incentive awards granted to each executive officer are determined based on a number of qualitative factors, considered holistically, including an analysis of competitive market data, the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, salary level and recent noteworthy achievements, as well as prior years’ awards.
During fiscal year 2022, the Compensation Committee granted time-based equity awards to certain executive officers in the form of stock options. The stock options will vest as follows: one-third vests on the first anniversary of the grant date and then 1/36th of the remaining unvested amount vests each month thereafter.

Name	Stock Options (#)
Albert D. Bolles, Ph.D	100,000
John D. Morberg	65,000
James G. Hall	75,000
Timothy Burgess	30,000

VI.     Additional Compensation Policies and Practices
Clawback Policy
In May 2014, the Board of Directors adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover that portion of such compensation that was based on the erroneous financial data. In determining whether to seek recovery of compensation, the Board of Directors or the Compensation Committee may take into account any considerations it deems appropriate, including whether the assertion of a claim may violate applicable law or adversely impact the interests of the Company in any related proceeding or investigation, the extent to which the executive officer was responsible for the error that resulted in the restatement, and the cost and likely outcome of any potential litigation in connection with the Company’s attempts to recoup such compensation.

Transactions in Company Securities

Our insider trading policy prohibits our directors, officers, and employees from engaging in certain speculative or hedging transactions in our securities, such as puts, calls, collars, swaps, forward sale contracts, and other derivative securities transactions involving the Company’s equity securities, on an exchange or in any other organized market.

Executive Stock Ownership Requirements

To promote a focus on long-term growth and to align the interests of the Company’s officers with those of its stockholder, the Board of Directors has adopted stock ownership guidelines requiring certain minimum ownership levels of Common Stock, based on position:

Position	Requirement
CEO	5x base salary
Other executive officers	3x base salary

For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired.
Newly appointed executive officers have five years from the date they are appointed or promoted to meet these guidelines. In the event of an increase in base salary, the executive officer will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, executive officers are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay any applicable taxes and/or exercise price. All executive officers of the Company were in compliance with these guidelines as of May 29, 2022.
401(k) Plan and Other Generally Available Benefit Programs
Landec maintains a tax-qualified 401(k) plan which provides for broad-based employee participation. Under the 401(k) Plan, all Landec employees are eligible to receive matching contributions from Landec. The 401(k) Plan is a safe harbor plan (as defined in the Internal Revenue Code) with a safe harbor match of 100% on the first 3% of deferrals and 50% on the next 2% of each participant’s pretax contributions; and the match is calculated and paid to participants’ accounts on a payroll-by-payroll basis, subject to applicable federal limits. The 401(k) Plan does not have an associated vesting schedule. Landec also makes an annual “reconciling match” by recalculating the regular matching contribution as if it were paid on an annualized, instead of on a payroll-by-payroll, basis. If the annualized matching contribution would have been higher, Landec makes a contribution to the participant’s account in an amount equal to the difference between the two amounts. Other than the 401(k) Plan, Landec does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees.
Landec also offers a number of other benefits to the Named Executive Officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance and certain other benefits.
The 401(k) Plan and other generally available benefit programs allow Landec to remain competitive with respect to employee talent, and Landec believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Landec. The main objectives of Landec’s benefit programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.
Employment Agreements
Former Chief Executive Officer

On May 23, 2019, the Company entered into an executive employment agreement with Dr. Albert D. Bolles, the Company’s President and CEO, setting forth the terms of his employment, which was amended and restated on July 23, 2020 and amended on May 19, 2022 (as amended the "Bolles Agreement"). The term of the Bolles Agreement ends on July 23, 2023, at which point the agreement will expire unless renewed or extended by the written consent of both parties. The Bolles Agreement provides that Dr. Bolles shall be paid an annual salary of $638,600 (unless modified by the Compensation Committee) and will participate in the annual Cash Incentive Award Plan and the LTI plan. Under the Bolles Agreement, Dr. Bolles is also eligible for grants of equity-based awards at such times and in such amounts as determined by the Compensation Committee. In making decisions with respect to Dr. Bolles’ salary, target bonus and equity compensation grant, the Compensation Committee relied on the peer group data described above and gave considerable weight to the CEO’s ability to drive performance necessary to achieve our transformational corporate objectives and to deliver value to our stockholders.

As part of the Bolles Agreement, Dr. Bolles agreed not to solicit, induce, recruit, encourage or take away employees or consultants of the Company during his employment and for a period of two years following his termination.

Under the Bolles Agreement, if Dr. Bolles is terminated without “cause” or if he terminates his employment for “good reason”, Dr. Bolles will receive a severance payment equal to 100% of his annual base salary over a twelve month period, a pro-rated portion of any annual cash incentive award to which he is entitled and a one-year acceleration of his unvested stock options and other equity awards, and the Company will pay the monthly premiums for health insurance coverage for Dr. Bolles (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Dr. Bolles receives substantially equivalent health insurance coverage in connection with new employment. Additionally, each stock option held by Dr. Bolles will remain exercisable until the earlier of the second anniversary of the date of termination and its applicable maximum expiration date.

Under the Bolles Agreement, in the event that Dr. Bolles’ employment is terminated by the Company without “cause” or by Dr. Bolles for “good reason”, in either case, on or within two years following a “change in control”, Dr. Bolles will be eligible to receive the following payments and benefits: a cash payment equal to the sum of (i) 100% of Dr. Bolles’ then-current annual base salary, plus (ii) his target cash performance bonus for the year in which the termination occurs, to be paid in substantially equal installments over the 18-month period following the termination date; a cash payment equal to Dr. Bolles’ pro-rated target cash performance bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for Dr. Bolles and his covered dependents for up to the maximum period permitted under COBRA; and full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values (unless otherwise specified in the applicable award agreement). Additionally, each stock option held by Dr. Bolles will remain exercisable until the earlier of the second anniversary of the date of termination and its applicable maximum expiration date.

Dr. Bolles’ right to receive the severance payments and benefits described above is subject to his delivery and, as applicable, non-revocation of a general release of claims in our favor and his continued compliance with any applicable restrictive covenants. In addition, in the event that any payment under the Bolles Agreement, together with any other amounts paid to Dr. Bolles by us, would subject the executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for him.

On August 10, 2022, Dr. Bolles and the Company entered into a Transition and Separation Agreement (the “Separation Agreement”) providing for Dr. Bolles separation from the Company. In accordance with the Separation Agreement, Dr. Bolles resigned as the Company’s Chief Executive Officer and as a director of the Board, effective immediately, to transition to serve as President of Curation Foods.

Under the Separation Agreement, Dr. Bolles will continue to receive his existing salary and continued vesting of Company equity awards that vest based on the passage of time during the period commencing on August 10, 2022 and ending on the earlier of the sale of all or substantially all of the Company’s avocado and guacamole business and Dr. Bolles’s termination of employment for any reason (such earlier date, the “Separation Date”). The unvested Company performance-based RSUs held by Dr. Bolles as of the Separation Date will be forfeited without consideration.

Additionally, pursuant to the terms of the Separation Agreement, subject to Dr. Bolles’s execution and non-revocation of a general release of claims, continued service through the Separation Date and continued compliance with certain covenants set forth in the Separation Agreement and his employment agreement with the Company, the Company has agreed to provide Dr. Bolles with the change in control severance payments and benefits provided under the Bolles Agreement.

Chief Financial Officer

On January 18, 2021, the Company entered into an executive employment agreement with John D. Morberg, the Company’s Chief Financial Officer, setting forth the terms of his employment (the "Morberg Agreement"). The Morberg Agreement provides that Mr. Morberg will be paid a minimum annual base salary of $410,000, and he will participate in the Company’s annual Cash Incentive Award Plan with a minimum target bonus equal to 55% of his annual base salary (pro-rated for any partial year of service). Mr. Morberg is also eligible to receive reimbursement of certain relocation expenses, as well as future grants of equity-based awards at such times and in such amounts as determined by the Compensation Committee. In connection with his appointment, and pursuant to the terms of the Morberg Agreement, Mr. Morberg also was granted equity awards in the form of a stock option award and an RSU award, each of which was granted on January 18, 2021 pursuant to the Landec Corporation 2019 Stock Incentive Plan. The stock option provides Mr. Morberg with the option to purchase 100,000 shares of the Company’s common stock, exercisable (i) with respect to one-third of the shares underlying the option on January 18, 2022 and (ii) with respect to the remaining shares, in 1/36th installments on each monthly anniversary thereafter, in each case subject to Mr. Morberg’s continued employment through the applicable vesting date. The RSU award provides for the issuance of 17,500 shares of the Company’s common stock upon vesting, such vesting to occur in full on January 18, 2024, subject to his continued employment through such date.

In the event that Mr. Morberg’s employment is terminated by the Company without “cause” or by Mr. Morberg for “good reason” in either case, Mr. Morberg will be eligible to receive the following payments and benefits: a cash amount equal to Mr. Morberg’s then-current annual base salary, to be paid in substantially equal installments over the 12-month period following the termination date; a cash payment equal to Mr. Morberg’s pro-rated target cash performance bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA; and partial accelerated vesting of all outstanding Company equity awards that would have vested over the one-year period following the termination date (or, if either such termination occurs on or within two years following a “change in control,” full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values, unless otherwise specified in the applicable award agreement). Mr. Morberg’s right to receive the severance payments and benefits described above is subject to his delivery and, as applicable, non-revocation of a general release of claims in our favor.

As part of the Employment Agreement, Mr. Morberg agreed not to solicit employees or consultants of the Company during his employment and for a period of two years following his termination.

Former Senior Vice President of Supply Chain

On October 11, 2021, the Company, Curation Foods, and Timothy P. Burgess, Vice President of the Company and Senior Vice President of Supply Chain with Curation Foods, agreed to separate his employment, effective October 11, 2021.

In connection with his separation, Mr. Burgess entered into a Separation Agreement and General Release, pursuant to which he will receive the following payments and benefits, subject to Mr. Burgess’s execution and non-revocation of a general release of claims: (i) salary continuation payments in an aggregate amount of $258,633, reflecting thirty-nine weeks’ base salary (ii) full accelerated vesting of the Company RSU award granted to him on July 25, 2019 and (iii) six months of Company-paid health insurance premiums.

For a description of the potential payments upon termination or a change in control based on the agreements that were in effect in for fiscal year 2022, see the section entitled “Potential Payments upon Termination or Change in Control” below.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2022. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in Landec’s Proxy Statement for its 2022 Annual Meeting of Stockholders and incorporated into our Annual Report on Form 10-K for the fiscal year ended May 29, 2022.
This report is submitted by the Compensation Committee:
Deborah Carosella (Chairperson)
Andrew Powell
Nelson Obus
Jeffrey Edwards

The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Landec specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table shows compensation information for fiscal years 2022, 2021 and 2020 for the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Albert D. Bolles	2022	$655,547	$—	$—	$268,616	$—	$32,647	$956,810
Former President and Chief Executive Officer	2021	$633,592	$319,300	$141,840	$—	$—	$36,567	$1,131,299
	2020	$620,000	$—	$—	$267,611	$—	$92,698	$980,309

John D. Morberg	2022	$420,881	$—	$—	$174,600	$—	$22,550	$618,031
Chief Financial Officer	2021	$141,923	$85,416	$189,525	$266,884	$—	$4,330	$688,078

James G. Hall	2022	$379,972	$—	$—	$201,462	$294,873	$36,721	$913,028
Chief Executive Officer of the Company, Former Vice President of the Company and President of Lifecore	2021	$365,373	$—	$33,578	$120,923	$315,589	$25,294	$860,757
	2020	$341,586	$—	$105,600	$259,912	$218,400	$34,698	$960,196

Timothy Burgess	2022	$132,800	$—	$—	$80,585		$318,375	$531,760
Former Senior Vice President of Supply Chain of Curation Foods and Vice President of Landec	2021	$332,162	$—	$—	$80,615	$—	$23,536	$520,063
	2020	$323,750	$—	$190,225	$—	$—	$63,878	$577,853

(1)Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of RSUs and PSU's granted during the applicable fiscal year computed for financial statement reporting purposes in accordance with ASC 718.

(2)Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of stock options granted during the applicable fiscal year computed for financial statement reporting purposes in accordance with ASC 718. The assumptions used to calculate the value of stock option awards are set forth under Note 1 and Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 29, 2022.

(3)Amounts consist of Company-paid life insurance and an employer 401(k) match for all Named Executive Officers. The amount shown for Mr. Hall, also includes Company-paid long term disability insurance for which Mr. Hall is the respective beneficiary. The amount shown for Mr. Burgess also includes the following payments and benefits pursuant to his Separation Agreement and General Release: (i) salary continuation payments in an aggregate amount of $258,633.18, and (ii) six months of Company-paid health insurance premiums.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2022. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2022 Year-End” table on the following page.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	or Units (#)	Options (#)	($/share)	($) (2)
Albert D. Bolles, Ph.D.		—	657,758	1,315,516	—	—	—	—	—	—	—
	7/27/2021	—	—		—	—	—	—	100,000	12.14	268,616

John D Morberg		—	253,380	506,760	—	—	—	—	—	—	—
	7/27/2021	—	—		—	—	—	—	65,000	12.14	174,600

James G. Hall		—	299,936	599,872	—	—	—	—	—	—	—
	7/27/2021	—	—					—	75,000	12.14	201,462

Timothy Burgess		—	172,422	258,633	—	—	—	—	—	—	—
	7/27/2021	—	—		—	—	—	—	30,000	12.14	80,585

(1)Amounts shown are estimated payouts for fiscal year 2022 to the Named Executive Officers under the 2022 Cash Incentive Award Plan. The target amount is based on a percentage of the individual’s fiscal year 2022 base salary. Mr. Hall received a cash incentive award for fiscal year 2022 under the Landec Cash Incentive Award Plan. For more information on this award, including the amount actually paid, see “Compensation Discussion and Analysis-Annual Cash Incentive Award Plan.”

(2)The value of an option award is based on the fair value as of the grant date of such award determined pursuant to ASC 718. The assumptions used to calculate the value of stock option awards are set forth under Note 1 and Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 29, 2022. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Common Stock at such date in the future when the option is exercised. Stock option awards provide that one-third vests on the first anniversary of the grant date and then 1/36th per month thereafter, therefore all options are fully vested three years after the date of grant, subject to continued employment.

Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2022. The awards for fiscal year 2022 identified in the table below are also reported in the “Grants of Plan-Based Awards” table.

Outstanding Equity Awards at Fiscal 2022 Year End

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Name	Grant Date	Exercisable	(#) (1)	($)	Date	(#) (2)	($) (3)	(#)	($) (3)
Albert D. Bolles, Ph.D.	7/27/2021	—	100,000	12.14	7/27/2028	—	—	—	—
	9/30/2020	—	—	—		—	—	18,000 (4)	177,660
	9/30/2020	—	—	—		—	—	48,000 (5)	473,760
	5/27/2020	66,500	33,500	11.20	5/27/2027	—	—	—	—
	5/23/2019	162,000	—	9.35	5/23/2026	—	—	—	—

John D. Morberg	7/27/2021	—	65,000	12.14	7/27/2028	—	—	—	—
	1/18/2021	44,166	55,834	10.83	1/18/2028	17,500	172,725	—	—

James G. Hall	7/27/2021	—	75,000	12.14	7/27/2028	—	—	—	—
	7/23/2020	31,981	20,519	9.40	7/23/2027	—	—	—	—
	1/7/2020	77,666	22,334	10.12	1/7/2027	—	—	—	—
	8/5/2019	—	—	—		10,000	98,700	—	—
	7/25/2018	16,875	—	14.35	7/25/2025	—	—	—	—
	6/1/2017	75,000	—	14.00	6/1/2024	—	—	—	—
	5/25/2016	15,000	—	11.36	5/25/2023	—	—	—	—

(1)Options granted in fiscal year 2020 or later vest one-third on the first anniversary of the grant date and then 1/36th per month thereafter.
(2)The RSUs typically vest on the third anniversary of the date of grant, subject to continued employment
(3)Value is based on the closing price of the Common Stock of $9.87 on May 27, 2022 (the last trading day of our fiscal year) as reported on the NASDAQ Global Select Market.
(4)The number of TSR-Vesting PSUs that are eligible to vest range from 50% - 250%, based on the achievement of targets specified in the applicable award agreement. Based on the Company's stock price performance through the end of fiscal year 2022, the TSR-Vesting PSUs are shown at the threshold amount.

(5)The number of Strategic Priority PSUs that are eligible to vest range from 60% - 250%, based on the achievement of targets specified in the applicable award agreement. The threshold was reduced to 50% of the Strategic Priority PSUs after the end of fiscal year 2021. Based on the level of achievement expected as of the end of fiscal year 2022, the Strategic Priority PSUs are shown at the threshold amount.

Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise and the number of stock awards vested and the value realized upon vesting by the Named Executive Officers during fiscal year 2022.

Option Exercises and Stock Vested For Fiscal 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Albert Bolles	—	—	55,000	519,750
James G. Hall	—	—	9,199	108,732
Timothy Burgess	13,504	17,731	17,500	169,400

(1) The value realized equals the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised

Potential Payments upon Termination or Change in Control

The following describes the potential payments upon termination or change in control, based on the arrangements in effect for fiscal year 2022.

If Dr. Bolles is terminated without cause or if he terminates his employment for good reason (generally, any relocation of Dr. Bolles’ place of employment, reduction in salary, reduction in his target bonus amount or material reduction of his duties or authority), Dr. Bolles will receive a severance payment equal to 100% of his annual base salary over a twelve month period, a pro-rated portion of any annual cash incentive award to which he is entitled and a one-year acceleration of his unvested stock options and other equity awards, the Company will pay the monthly premiums for health insurance coverage for Dr. Bolles (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Dr. Bolles receives substantially equivalent health insurance coverage in connection with new employment and each stock option held by Dr. Bolles will remain exercisable until the earlier of the second anniversary of the date of termination and its applicable maximum expiration date. In addition, the Bolles Agreement provides that if Dr. Bolles is terminated without cause or terminates his employment for good reason within two (2) years following a “change of control,” Dr. Bolles will receive a cash payment equal to the sum of (i) 100% of Dr. Bolles’ then-current annual base salary, plus (ii) his target cash performance bonus for the year in which the termination occurs, to be paid in substantially equal installments over the 18-month period following the termination date; a cash payment equal to Dr. Bolles’ pro-rated target cash performance bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for Dr. Bolles and his covered dependents for up to the maximum period permitted under COBRA; full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values (unless otherwise specified in the applicable award agreement); and each stock option that vests and becomes exercisable will remain exercisable until the earlier of the second anniversary of the date of termination and its applicable maximum expiration date.

Upon Dr. Bolles death or disability, the Company shall pay Dr. Bolles or his estate his unpaid base salary and the pro rata portion of his annual cash incentive award through the date of termination (which, for fiscal year 2022 was $0).

If Mr. Morberg is terminated without cause or if he terminates his employment for good reason (generally, any relocation of Mr. Morberg's place of employment, reduction in salary, reduction in his target bonus amount or material reduction of his duties or authority), Mr. Morberg will receive a cash amount equal to Mr. Morberg’s then-current annual base salary, to be paid in substantially equal installments over the 12-month period following the termination date; a cash payment equal to Mr. Morberg’s pro-rated target cash performance bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA; and partial accelerated vesting of all outstanding Company equity awards that would have vested over the one-year period following the termination date (or, if either such termination occurs on or within two years following a “change in control,” full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values, unless otherwise specified in the applicable award agreement)

If Dr. Bolles’ or Mr. Morberg's employment with the Company had been terminated without cause or for good reason not in connection with a change of control of the Company on May 29, 2022, the last day of the 2022 fiscal year, Dr. Bolles and Mr. Morberg would have received the following severance benefits under the Bolles and Morberg Agreements, respectively:

Name	Cash Severance (1)	Bonus Payment	Accelerated Vesting of Options (2)	Accelerated Vesting of RSUs (3)	Post-Termination Health Insurance Premiums (4)	Total
Albert D. Bolles	$657,758	—	—	—	$67,019	$724,777
John D. Morberg	$422,300	$253,380	—	$78,239	$21,805	$775,724

(1)Reflects potential payments based on 100% of base salaries as of May 29, 2022.

(2)Reflects value of options that are in the money (exercise price below stock price as of May 29, 2022). The value equals the difference between the option exercise price and the closing price of the Common Stock of $9.87 on May 29, 2022 (the last trading day of our fiscal year) as reported on the NASDAQ Global Select Market, multiplied by the number of options. For stock options out of the money (exercise price above stock price as of May 29, 2022), there is no value to the acceleration for those options.

(3)Accelerating the vesting of the outstanding RSUs by one year would result in 7,927 of the currently outstanding RSUs vesting as of May 29, 2022 for Mr. Morberg. The value is based on the closing price of the Common Stock of $9.87 on May 29, 2022 (the last trading day of our fiscal year) as reported on the NASDAQ Global Select Market.

(4)Represents the maximum amount of premiums that would have been paid under COBRA and the Armada Care plan.

If Dr. Bolles’ or Mr. Morberg's employment with the Company had been terminated due to his death or disability on May 29, 2022, the last day of the 2022 fiscal year, each would have received only the unpaid base salary at the time of termination since neither Dr. Bolles nor Mr. Morberg earned an annual cash incentive award in fiscal year 2022 under the Cash Incentive Award Plan.
If Dr. Bolles’ or Mr. Morberg's employment with the Company had been terminated without cause or for good reason in connection with a change of control of the Company on May 29, 2022, the last day of the 2022 fiscal year, Dr. Bolles and Mr. Morberg would have received the following severance benefits under the Bolles and Morberg Agreements, respectively set forth above:

Name	Cash Severance (1)	Bonus Payment (2)	Accelerated Vesting of Options (3)	Accelerated Vesting of RSUs (4)	Post-Termination Health Insurance Premiums (5)	Total
Albert D. Bolles	$657,758	$1,315,516	—	—	$67,019	$2,040,293
John D. Morberg	$422,300	$253,380	—	$172,725	$21,805	$870,210

(1)Reflects potential payments based on 100% of base salaries as of May 29, 2022.

(2)Reflects 100% of target bonus for Mr. Bolles and Mr. Morberg, as well as an additional pro-rated target cash performance bonus for Mr. Bolles, in each case, as of May 29, 2022.

(3)Reflects value of options that are in the money (exercise price below stock price as of May 29, 2022). The value equals the difference between the option exercise price and the closing price of the Common Stock of $9.87 on May 29, 2022 (the last trading day of our fiscal year) as reported on the NASDAQ Global Select Market, multiplied by the number of options. For stock options out of the money (exercise price above stock price as of May 29, 2022), there is no value to the acceleration for those options.

(4)Accelerating the vesting of all outstanding RSUs would result in 17,500 of the currently outstanding RSUs vesting as of May 29, 2022 for Mr. Morberg. The value is based on the closing price of the Common Stock of $9.87 on May 29, 2022 (the last trading day of our fiscal year) as reported on the NASDAQ Global Select Market.

(5)Represents the maximum amount of premiums that would have been paid under COBRA and the Armada Care plan.

On August 10, 2022, Dr. Bolles and the Company entered into a Separation Agreement providing for Dr. Bolles separation from the Company, pursuant to which he received certain payments and benefits in connection with his separation, as more fully described above under “Employment Agreements – Former Chief Executive Officer."
Executive Change in Control Severance Plan
On July 23, 2020, the Board of Directors of the Company adopted the Landec Corporation Executive Change in Control Severance Plan (the “Severance Plan”). The Severance Plan provides for the payment of cash severance and other benefits to our executives, including James Hall and Mr. Burgess, in the event of a qualifying termination of employment with us in connection with a change in control. Under the Severance Plan, in the event of a termination of an executive’s employment by us without “cause” or by the executive for “good reason”, in either case, on or within two years following a “change in control”, the executive will be eligible to receive the following payments and benefits: a cash payment equal to the sum of 1.0 times (or, for Mr. Burgess .75 times) (i) the executive’s then-current annual base salary, plus (ii) the executive’s target cash performance bonus for the year in which the termination occurs, to be paid in a lump sum within 60 days following the executive’s termination; a cash payment equal to the executive’s pro-rated target cash performance bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for the executive and his or her covered dependents for up to 12 months; and full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values (unless otherwise specified in the applicable award agreement).

If Mr. Hall's employment with the Company had been terminated without cause or for good reason in connection with a change in control of the company on May 29, 2022, the last day of the 2022 fiscal year, he would have received the benefits under the Executive Change in Control Severance Plan set forth below.

The following table also sets forth the severance payments and benefits Mr. Burgess received in connection with his separation from the Company on October 11, 2021, pursuant to his Separation Agreement and General Release.

Name	Cash Severance (1)	Pro-rated Bonus for Year of Termination (2)	Accelerated Vesting of Options (3)	Accelerated Vesting of RSUs (4)	Post-Termination Health Insurance Premiums (5)	Total
James G. Hall	$374,920	$299,936	$9,644	$98,700	$40,183	$823,383
Timothy Burgess	$258,633	—	—	$169,400	$22,789	$450,822

(1)Reflects the potential payment for Mr. Hall based on 100% of his base salary. With respect to Mr. Burgess, represents the cash severance payment received in connection with his separation from the Company.

(2)Pro-rated bonus for year of termination is the full target bonus because the effective date of the table is the final day of the fiscal year.

(3)Reflects value of options that are in the money (exercise price below stock price as of May 29, 2022). The value equals the difference between the option exercise price and the closing price of the Common Stock of $9.87 on May 29, 2022 (the last trading day of our fiscal year) as reported on the NASDAQ Global Select Market, multiplied by the number of options. For stock options out of the money (exercise price above stock price as of May 29, 2022), there is no value to the acceleration for those options.

(4)Accelerating the vesting of all outstanding RSUs would result in 10,000 of the currently outstanding RSUs vesting as of May 29, 2022 for Mr. Hall.. The value is based on the closing price of the Common Stock of $9.87 on May 29, 2022 (the last trading day of our fiscal year) as reported on the NASDAQ Global Select Market. With respect to Mr. Burgess, represents the sum of the values attributable to the accelerated vesting of the RSUs in connection with his separation from the Company. The value of Mr. Burgess’s accelerated equity awards was calculated based on the closing price of the Common Stock of $9.68 on October 21, 2021 (the day Mr. Burgess’s RSUs were accelerated) as reported on the NASDAQ Global Select Market.

(5)Represents twelve months of premiums that would have been paid under COBRA under COBRA and the Armada Care plan.for Mr. Hall. With respects to Mr. Burgess, represents six months of COBRA and Armada Care benefits provided in connection with his separation from the Company.

CEO Pay Ratio

The following table sets forth the ratio of the total compensation of the Company’s CEO for fiscal year 2022, Albert D. Bolles, to that of our median compensated employee for the fiscal year ended May 29, 2022.

CEO total annual compensation	$956,810
Median Employee total annual compensation	$62,598
Ratio of CEO to Median Employee total annual compensation	15:3

To determine the CEO’s total annual compensation, we used the amount reported in the 2022 “Total” column of our Summary Compensation Table included in this Proxy Statement. Landec has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. In determining the median compensated employee, we excluded our two employees in Canada from the total number of employees employed by the Company as of May 29, 2022. We used base salary and actual bonus as the consistently applied compensation metric to determine the median compensated employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. We calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.

RELATED PARTY TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

The Audit Committee, all of whose members are independent directors, reviews, approves and/or ratifies all related party transactions (other than compensation transactions). In reviewing related party transactions, the Audit Committee takes into account factors it deems appropriate, such as whether the related party transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar conditions and the extent of the related party’s interest in the transaction. To identify related party transactions, each year we require our executive officers and directors to complete a questionnaire identifying any transactions between the Company and the respective executive officer or director and their family members or affiliates. Additionally, under the Company’s Code of Ethics, directors, officers and all other employees and consultants are expected to avoid any relationship, influence or activity that would cause, or even appear to cause, a conflict of interest.

Certain Relationships and Related Transactions

Curation Foods sells products to and earns license fees from Windset Holding 2010 Ltd., a Canadian corporation (“Windset”). Curation Foods held a 26.9% equity interest in Windset as of May 30, 2021. During fiscal year 2022, Curation Foods recognized $0.5 million of revenues from Windset. On June 1, 2021, Curation Foods sold its interests in Windset to Newell Capital Corporation and Newell Brothers Investment 2 Corp., existing holders of Windset, in exchange for an aggregate purchase price of $45.1 million, subject to certain adjustments.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended May 29, 2022 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report and Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than this Proxy Statement, the Notice of Annual Meeting and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board of Directors may recommend.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John D. Morberg JOHN D. MORBERG Secretary

Santa Maria, California
September 19, 2022

APPENDIX A

NASDAQ BOARD DIVERSITY DISCLOSURE

The matrix below summarizes the self-identified gender and demographic background statistics for the Board. Each of the categories listed in the matrix below has the meaning as it is used in NASDAQ Rule 5606.

Board Diversity Matrix (as of May 29, 2022)

Total number of Directors: 11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender identity
Directors	4	6	—	1
Part II: Demographic background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic of Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background				1

APPENDIX B

AMENDMENT TO THE
LANDEC CORPORATION 2019 STOCK INCENTIVE PLAN

THIS AMENDMENT TO the LANDEC CORPORATION 2019 STOCK INCENTIVE PLAN (this “Amendment”), effective as of [November 1], 2022, is made and adopted by Landec Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Landec Corporation 2019 Stock Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 14.2 of the Plan, the Plan may be amended by the Board of Directors of the Company at any time and for any reason; and

WHEREAS, the Board of Directors of the Company has approved this Amendment, subject to approval by the stockholders of the Company within twelve months of the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.Section 2.33 of the Plan is hereby amended and restated in its entirety to read as follows:

“2.33 [Reserved]”

2.     Section 4.9 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.9 Minimum Vesting Period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable date of Grant, and Awards whose grant or vesting is subject to the satisfaction of Performance Goals shall be subject to a performance period of not less than one year and subject to a vesting period of not less than one year from the applicable date of Grant. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of Service due to death or Disability, (iii) a substitute Award granted in connection with a transaction pursuant to Section 11.1 that does not reduce the vesting period of the Award being replaced, (iv) Awards made to Non-Employee Directors who elect to receive such Awards in exchange for cash compensation to which they would otherwise be or become entitled, (v) Awards made to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (vi) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 5.1. For the avoidance of doubt, this Section 4.9 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award agreement or otherwise.”

3.     Section 5.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.1 Basic Limitation. [The aggregate number of Shares reserved for Awards under the Plan shall be equal to (i) 2,759,797 Shares, plus (ii) any Shares that are represented by awards granted under the Company’s 2009 Stock Incentive Plan and 2013 Stock Incentive Plan (each such award, a “Prior Plan Award”) that are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Effective Date, subject to adjustment pursuant to Section 10, 2,759,797 of which may be issued as ISOs.]1 Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

1 NTD: Will be effective upon the shareholders’ approval of the plan amendment.

To the extent the Company grants any awards under the Plan between August 19, 2022 and the effective date of the plan amendment, the available share reserve under the Plan (if the Amendment is approved) will be reduced from [1,255,000] shares (i.e., the remaining available reserve as of August 19, 2022 plus [759,797] shares) by the number of shares that the Company grants under the Plan, if any, during such period.”

4.     Section 5.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.2 Additional Shares. If Awards expire, are forfeited or are terminated for any reason before being exercised or becoming vested or if the Awards are settled in cash, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 5.1: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price or purchase price of an Award or Prior Plan Award; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award; (iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction shall not reduce the number of Shares available for issuance under the Plan.”

5.    The first sentence of Section 5.4(d) of the Plan is hereby amended and restated in its entirety to read as follows:

“Notwithstanding sub-sections (a), (b) and (c) above, the maximum dollar value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any Fiscal Year to any individual Non-Employee Director shall not exceed $350,000.”

6.    The last sentence of Section 6.6 of the Plan is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.”

7.     The last sentence of Section 7.6 of the Plan is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or obligations under such SAR.”

8.     Section 14.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“Except as contemplated by Section 10 or 11 of the Plan, the Administrator may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price per Share of such Options or SARs, or (b) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price per Share that is less than the Exercise Price per Share of the original Options or SARs.”

9.     This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve (12) months of the date hereof.

10.     Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Landec Corporation on September 18, 2022 and was approved by the stockholders of Landec Corporation on [November 1], 2022.

Landec Corporation

By: __________________________
[__________]
[__________]

Date: _________________________

LANDEC

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LNDC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91227-P80611 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANDEC CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Katrina L. Houde
02) Nelson Obus
03) Jeffrey L. Edwards

The Board of Directors recommends you vote FOR the following proposals:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on November 1, 2022:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D91228-P80611

2022 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Landec Corporation, a Delaware corporation, hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders to be held on November 1, 2022, and hereby appoints John Morberg as proxy and attorney in fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Landec Corporation to be held on November 1, 2022, at 8:30 a.m. PT, online at www.virtualshareholdermeeting.com/LNDC2022, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4 AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MATTER OR ANY ADJOURNMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE